UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A☒

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☐	Soliciting Material Under Rule 14a-12

NetSol Technologies, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING

and

PROXY STATEMENT

Annual Meeting of Shareholders

NetSol Technologies, Inc.

16000 Ventura Blvd. Suite 770

Encino, CA 91436

June 18, 2026

NetSol Technologies, Inc.

https://netsoltech.com

April 29, 2026

Dear Fellow Shareholders,   It has been one of the greatest privileges of my life to lead NetSol since we became a public company in 1999. In recognition of our 26th anniversary as a publicly listed entity, we were invited by NASDAQ to ring the Opening Bell on December 18, 2025, an occasion that marked an important milestone in our journey.

Over the decades, I have had the opportunity to work alongside exceptional customers, team members, trusted partners and committed shareholders who have all played a role in shaping who we are today. Through multiple generations of products, changing markets and evolving technologies, one thing has remained constant: our drive for excellence, our dedication to our clients and to building a company designed to adapt rapidly to change.

Innovation and platform evolution

We have continued refining our Transcend Platform with a focus on modular deployment, improved usability and stronger data integration to help clients adapt to evolving operational and regulatory demands while managing costs. In parallel, Transcend AI Labs, our AI innovation hub, enables organizations across industries to innovate, automate and solve complex challenges.

Reflecting on FY25

FY25 marked steady progress, with stronger positions in core markets, expanded client relationships and deeper platform adoption, driven largely by long-standing partnerships.

Key developments included:

■	Expansion agreement with a major automaker, increasing total contract value to over $30 million
■	A $16 million agreement signed with a major automaker in the United States to advance automotive retail capabilities
■	Multi-million-dollar transition of a leading Chinese auto finance provider to our Transcend Finance platform
■	Go-live of Transcend Finance in Australia for a longstanding Japanese equipment finance customer

■	Expanded use of Transcend Finance by a leading Chinese automaker following a strategic acquisition
■	A new strategic partnership with Hiltermann, supporting continued growth in Europe
■	Deployments and product expansions delivered for a UK-based, award-winning specialist finance brokerage

The year also marked a structural shift, with broader platform adoption driving higher recurring revenue and full-year profitability through disciplined execution and cost control. We are recalibrating our go-to-market approach in the GCC region where expansion was slower than expected. China’s domestic growth moderated, but Chinese OEM expansion into regions where NetSol is already established (Southeast Asia, Europe and Latin America) is expected to benefit us.

FY26 to date

The current fiscal year has carried forward . In December ‘25 and early ‘26, we signed a $50 million, four-year extension with a global auto captive we’ve served for three decades, our largest milestone this year. Northridge Finance (a division of the Bank of Ireland) went live with Transcend Finance in the UK, a tier-one US-based auto captive went live with Transcend Finance in China under a $10+ million deal, Toyota Leasing Thailand upgraded to our latest Wholesale Finance System and we renewed a multi-million-dollar engagement with a tier-one multinational bank in the UK.

In digital automotive retail, Transcend Retail adoption continues to expand in the United States. Sonic Automotive, a Fortune 500 dealership group, initiated a discovery engagement to define the roadmap for an omnichannel retail platform and Transcend Retail went live at Porsche North Houston, part of Indigo Auto Group.

Our AI work is also moving from concept to production. We launched Check, our AI-driven credit decisioning engine, which enables lenders to assess risk with greater precision and accelerate approvals. We will have more to share on customer outcomes from Check in the quarters ahead.

The external environment remains dynamic, but our response has been consistent: stay close to clients, prioritize high-impact opportunities and remain anchored in long-term value creation.

Looking ahead

Looking forward, I remain optimistic as the business grows more durable, recurring and global, with exciting opportunities ahead.

Our priorities are clear:

■	Drive predictable profitability and operating leverage as more of our revenues transition toward recurring, platform-based income
■	Strengthen cash flow generation through disciplined execution and efficiency
■	Invest in innovation, particularly in data infrastructure and AI, where we see meaningful long-term opportunity
■	Deepen client relationships while selectively expanding into new markets
■	Our guiding principle is always ‘customers first’ and our global team is committed to consistently delivering on the commitments we make

I would like to thank our Board of Directors for their continued guidance and our team members from around the world whose dedication drives our success every day.

Above all, we will stay true to the principles that have guided us for decades: disciplined execution, long-term thinking and an unwavering commitment to our shareholders. With passion, I thank you for your continued trust and support in NetSol.

Sincerely,

Najeeb U. Ghauri

Founder, CEO and Chairman of the Board

NetSol Technologies Inc.

VOTING METHODS AVAILABLE TO YOU

Internet Visit the website identified in your proxy card. You will need the control number that appears on your proxy card when you access the web page.

Phone

If your shares are held in the name of a broker, bank or other nominee: follow the telephone voting instructions, if any, provided on your voting instruction card. If your shares are registered in your name: in the US call toll free: (800) 370-1749 and international callers please call our toll number (212) 931-0873, and follow the telephone voting instructions.

Mail Sign, date and return your proxy card and return it in the enclosed postage pre-paid envelope.

During the Meeting-In Person

Attend the 2025 Annual Meeting in person at the Company’s headquarters and vote by Ballot. Please note, our address for the meeting is 16000 Ventura Blvd., Suite 770, Encino, CA 91436.

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING, MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

If the meeting is postponed or adjourned, voting will be extended to 11:59 p.m., Pacific Time, on the day before the reconvened meeting.

Notice of Annual Meeting of Shareholders

NETSOL.

2025 Annual Meeting of Shareholders to be held:

DATE: June 18, 2026

TIME: 10:00 a.m. local time

RECORD DATE: April 28, 2026

AGENDA

1 Election of Seven Director Nominees in this Proxy Statement.

2 Advisory Vote to Approve Executive Compensation.

3 Ratification of Appointment of Fortune CPA to serve as Independent Auditors for Fiscal Year 2026.

VOTING MATTERS

Who May Vote:
If you owned shares of NetSol Common Stock at the close of business on April 28, 2026, you are entitled to receive this Notice of the 2025 Annual Meeting and to vote at the meeting, either in person or by proxy.

How to vote:
Please review this Proxy Statement and vote in one of the four ways shown under "Voting Methods Available to You" on the previous page.

Najeeb Ghauri
CEO and Chairman of the Board
Encino, California

April 29, 2026

i

Proxy Summary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on June 18, 2026. This Notice of the 2025 Annual Meeting of Shareholders and Proxy Statement, are available free of charge at www.proxyvote.com or at www.netsoltech.com/proxy. References in either document to our website are for the convenience of readers, and information available at or through our website is not part of, nor is it incorporated by reference in, the Proxy Statement.

The Board of Directors of NetSol Technologies, Inc. is soliciting proxies to be voted at our 2025 Annual Meeting of Shareholders on June 18, 2026, and at any postponed or reconvened meeting. We expect that the proxy materials or a notice of internet availability will be mailed and made available to shareholders beginning on or about May 1, 2026. At the meeting, votes will be taken on the matters listed in the Notice of the 2025 Annual Meeting of Shareholders.

If the meeting is postponed or adjourned, voting will extend to 11:59 p.m., Pacific Time, on the day before the reconvened meeting.

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TIME AND PLACE OF THE ANNUAL MEETING:

Where NetSol Technologies, Inc. 16000 Ventura Blvd. Encino, CA 91436	When Thursday, June 18, 2026	Time at 10:00 a.m. Local Time

MEETING AGENDA:

Voting Matters	Board recommendation	Page number(s)

Proposal 1: Election of Directors	FOR each nominee	18

Proposal 2: Advisory Vote to Approve Executive Compensation	FOR	20

Proposal 3: Ratification of Appointment of Fortune CPA, Inc. to Serve as the Company’s Independent Auditors For Fiscal Year 2026	FOR	21

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HOW TO VOTE:

Internet Visit the website identified in your proxy card. You will need the control number that appears on your proxy card when you access the web page.

Phone

If your shares are held in the name of a broker, bank or other nominee: follow the telephone voting instructions, if any, provided on your voting instruction card. If your shares are registered in your name: in the US call toll free: (800) 370-1749 and international callers please call our toll number (212) 931-0873, and follow the telephone voting instructions.

Mail Sign, date and return your proxy card and return it in the enclosed postage pre-paid envelope.

During the Meeting-In Person

Attend the 2025 Annual Meeting in person at the Company’s headquarters and vote by Ballot. Please note, our address for the meeting is 16000 Ventura Blvd., Suite 770, Encino, CA 91436.

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING, MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

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PROXY STATEMENT GENERAL INFORMATION

This Proxy Statement is furnished to holders of the common stock, par value $.01 per share, of NetSol Technologies, Inc., a Nevada corporation (the “Company” or “NetSol”), in connection with the solicitation by the Company’s Board of Directors of proxies for use at the Company’s Annual Meeting of Shareholders (the “Annual Meeting”). For overnight accommodations Courtyard Hotel Los Angeles located in the city of Sherman Oaks, at 15433 Ventura Blvd., Sherman Oaks, CA 91403, telephone number is (818) 981-5400 is a 15-minute walk or a 0.8 miles drive from the Company and meeting site. The time and place of the Annual Meeting are stated in the Notice of Proxy Materials and the Notice of Annual Meeting of Shareholders that accompanies this proxy statement.

The Annual Meeting has been called for the purpose of the following:

1.	To consider and vote on the election of directors, each to hold office for a term of one year ending in 2027 or when their successors are elected.

2.	To approve, on an advisory basis, Named Executive Officer Compensation in this Proxy Statement (“Say-on- Pay”).

3.	To consider and vote upon the ratification of the appointment of Fortune CPA, Inc. as the Company’s independent auditors for the fiscal year 2026; and,

4.	To consider such other matters as may properly come before the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT VOTING AND THE SHAREHOLDER MEETING

Q:	Why did I receive the proxy materials?

A:	We have made the proxy materials available to you over the internet and have mailed you notices of these materials because the Board is soliciting your proxy to vote your shares of our common stock at the annual meeting to be held on June 18, 2026, and at any adjournments or postponements of this meeting.

Q:	What is a proxy?

A:	The Board is asking you to give us your proxy. Giving us your proxy means that you authorize another person or persons to vote your shares of our common stock at the annual meeting in the manner you direct. The written document you complete to designate someone as your proxy is usually called a “proxy card” or a “voting instruction form” depending on how the ownership of your shares is reflected in our records. If you are the record holder of your shares, a “proxy card” is the document used to designate your proxy to vote your shares. If you hold your shares in street name, a “voting instruction form” is the document used to designate your proxy to vote your shares. In this proxy statement, the term “proxy card” means both the voting instruction form and proxy card unless otherwise indicated.

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Q:	Who Can Vote?

A:	You are entitled to notice of the Annual Meeting if you held any shares of common stock of NetSol as of the close of business on the record date, April 28, 2026. You are entitled to vote at the Annual Meeting all shares of common stock of NetSol that you held as of the close of business on that record date. Each share of common stock is entitled to one vote with respect to each matter properly brought before the Annual Meeting.

As of April 28, 2026, there were 11,860,436 shares of common stock of NetSol issued and outstanding.

In accordance with Nevada law, lists of our shareholders who are entitled to vote at the Annual Meeting will be available for inspection by any shareholder present at the Annual Meeting and, for ten days prior to the Annual Meeting, by any shareholder, for purposes germane to the meeting, at our offices located at 16000 Ventura Blvd., Suite 770, Encino, CA 91436. Any inspection of these lists prior to the Annual Meeting must be conducted between 9:30 A.M. and 4:30 P.M. (PST). Please contact our Corporate Secretary to arrange any inspection prior to the Annual Meeting. Our office telephone number is (818) 222-9195.

Q:	Who Is the Record Holder?

A:	You may own common stock either (1) directly in your name, in which case you are the record holder of such shares, or (2) indirectly through a broker, bank or other nominee, in which case such nominee is the record holder.

If your shares are registered directly in your name, we will send these proxy materials directly to you. If the record holder of your shares is a nominee, you will receive proxy materials from such nominee.

Q :	How Do I Vote?

Record Holders:

●	By Mail. If you choose to vote by mail, mark your proxy card, date, and sign it, and return it as soon as possible in the postage-paid envelope provided.

●	By Telephone. If you choose to vote by phone, please call toll free (800) 370-1749 and vote your shares; international callers please call our toll number (212) 931-0873 to vote.

●

By voting on the Internet. Please go on www.proxyvote.com. Please have your proxy card in hand when accessing the website as it contains a control number required to record your voting instructions via the internet.

Stock Held by Brokers, Banks, and Nominees:

●	If your common stock is held by a broker, bank or other nominee, such nominee will provide you with instructions that you must follow in order to have your shares voted.

Q:	Are proxy materials available on the Internet?

A:	Yes, please see notice below:

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Important notice regarding the availability of proxy materials for the annual shareholder meeting to be held on June 18, 2026

Our Proxy Statement and 2025 Annual Report are available on the following Web site:

http://ir.netsoltech.com/all-sec-filings

Q:	What are NetSol shareholders being asked to vote on at the annual shareholder meeting?

A:

You will vote on:

Item 1: To consider and vote on the election of directors, each to hold office for a term of one year ending in 2027 or when their successors are elected.

Item 2: To approve, on an advisory basis, named executive officer compensation in this Proxy Statement (“Say-on- Pay”).

Item 3: To consider and vote upon the ratification of the appointment of Fortune CPA, Inc. as the Company’s independent auditors for the fiscal year 2026; and,

Item 4: To consider such other matters as may properly come before the Annual Meeting.

Q:	How Many Shares Must be Represented in Order to Transact Business at the Annual Meeting?

A:	A quorum is the number of shares that must be represented, in person or by proxy, in order to transact business at the Annual Meeting. We will have a quorum and be able to conduct business at the Annual Meeting if a majority of the outstanding shares of common stock entitled to vote are present at the virtual meeting, either in person or by proxy. Abstentions will be included in the calculation of the number of shares considered to be present for purposes of determining whether a quorum is present.

Q:	How Many Votes Are Required to Approve a Proposal?

A:	If a quorum is present, the vote of a majority of votes present, in person or represented by proxy at the meeting and entitled to vote on the election of directors, is required to elect directors. The vote of a majority of the votes cast is required to ratify the selection of our independent registered public accounting firm, and to approve the proposal to approve, on an advisory basis, the named executive officer compensation.

Q :	What is a Broker Non-Vote?

A:	Under the rules that govern nominees, who have record ownership of shares that are held in “street name” for account holders (who are the beneficial owners of the shares), nominees typically have the discretion to vote such shares on routine matters, but not on non-routine matters. If a nominee has not received voting instructions from an account holder and does not have discretionary authority to vote shares on a particular item, a “broker non-vote” occurs. Shares that constitute broker non-votes with respect to a particular proposal will not be considered present and entitled to vote on that proposal at the Annual Meeting even though the same shares will be considered present for purposes of establishing a quorum and may be entitled to vote on other proposals. However, in certain circumstances, such as the appointment of the independent registered public accounting firm, and an amendment to increase the number of shares of authorized common stock, the broker, bank, or other nominee has discretionary authority and therefore is permitted to vote your shares even if the broker, bank, or other nominee does not receive voting instructions from you. Election of directors and the advisory vote to approve the Company’s named executive officer compensation are not considered “routine” matters and as a result, your broker, bank, or other nominee will not have discretion to vote on these matters at the Annual Meeting unless you provide applicable instructions to do so. Therefore, we strongly encourage you to follow the voting instructions on the materials you receive.

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Q:	What is the difference between holding shares as a “Shareholder of Record” and as a “Beneficial Owner”?

A:	If your shares are registered in your name on the books and records of Equiniti Trust Company, LLC, (EQ) our registrar and transfer agent, you are a “Shareholder of Record” (also sometimes referred to as a “Registered Shareholder”). If you are a Shareholder of Record, we sent the Notice directly to you.

If your shares are held by your broker or bank on your behalf, your shares are held in “Street Name” and you are considered a “Beneficial Owner.” If this is the case, the Notice has been sent to you by your broker, bank, or other holder of record.

Q:	Does Anyone Solicit this Proxy and Who Will Pay the Expenses of the Proxy Distribution?

A:	We will pay the expenses for the preparation of the proxy materials and the solicitation of proxies. Our directors, officers or employees may solicit proxies on our behalf in person or by telephone, e-mail, facsimile or other electronic means. These directors, officers and employees will not receive additional compensation for such services. We have hired D.F. King to assist us in the solicitation of votes for approximately $7,500 plus any out-of-pocket expenses. In accordance with the regulations of the United States Securities and Exchange Commission (the “SEC”), we may reimburse brokerage firms and other custodians, nominees and fiduciaries for their out-of-pocket expenses incurred in sending proxies and proxy materials to beneficial owners of our common stock.

Q:	What do I need to do now?

A:	First, carefully read this document in its entirety. Then, vote your shares by following the instructions from your broker, if your shares are held in “street name”, or by one of the following methods:

●	VOTE BY MAIL. If you requested the proxy materials to be sent to you by mail, please mark, sign, and date and return your proxy card in the enclosed return envelope as soon as possible; or,

●	VOTE BY TELEPHONE. Call the toll-free number (800) 370-1749 for international callers please call our toll number (212) 931-0873 to vote on the proxy card received by mail and follow the directions provided; or,

●	VOTE BY INTERNET. Before the Annual Meeting go to www.proxyvote.com. Please have your proxy card in hand when accessing the website as it contains a control number required to record your voting instructions via the internet. This information is also listed on your proxy card mailed to you; or,

●	BROKER VOTE. If a broker holds your shares in “street name,” you will need to get a legal proxy from your broker to vote in person at the meeting.

Voting by phone or on the Internet has the same effect as submitting a properly executed proxy card.

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Q:	What are my choices when voting?

A:	When you cast your vote on:

Item 1: You may vote in favor of electing all the nominees as directors or vote against one or more nominees or you may abstain from voting.

Item 2: You may cast your vote in favor of or against the proposal, or you may elect to abstain from voting your shares.

Item 3: You may cast your vote in favor of or against the proposal, or you may elect to abstain from voting your shares.

If you sign, date, and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote in favor of each director nominee in Proposal 1 and in favor of Proposal 2, and Proposal 3.

Q:	Does the Board have a recommendation for voting?

A:	The Board unanimously recommends you vote your shares as follows:

PROPOSAL		BOARD RECOMMENDATION	VOTES REQUIRED FOR APPROVAL
1	Election of Board members	✓ FOR ALL	Majority of all votes cast
2	Advisory vote to approve executive compensation*	✓ FOR	Majority of all votes cast
3	Ratification of independent auditors*	✓ FOR	Majority of all votes cast

* Non-binding advisory vote.

Summary; with respect to Proposal 1, you may vote “FOR ALL” nominees, “WITHHOLD ALL” nominees or “FOR ALL EXCEPT” those nominees noted by you in the appropriate portion of your proxy card.

You may vote “FOR,” “AGAINST” or “ABSTAIN” on Proposals 2, and 3.

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Q:	What if I abstain from voting?
A:

If your shares are represented at the annual meeting, in person or by proxy, but you abstain from voting on a matter, or include instructions in your proxy to abstain from voting on a matter, your shares will be counted for the purpose of determining if a quorum is present but will not be counted as either an affirmative vote or a negative vote with respect to that matter. With respect to the items scheduled to be voted on at the meeting, abstentions will have no effect on the outcome of the vote on those proposals, assuming a quorum is present.

Q:	Who is eligible to vote?

A:

Holders of record of NetSol common stock at the close of business on April 28, 2026, are eligible to vote at NetSol’s Annual Meeting of Shareholders. As of April 28, 2026, there were 11,860,436 shares of NetSol common stock issued and outstanding held by 123 holders of record, a number that does not include beneficial owners who hold shares in “street name”.

Q:	Why did I receive a notice in the mail regarding the Internet availability of the proxy material instead of a full set of printed proxy material?
A:	Pursuant to rules adopted by the SEC, we are making this Proxy Statement available to our Shareholders electronically via the Internet. On or about May 1, 2026, we will mail the Notice to Shareholders of our common stock at the close of business on the Record Date, other than those shareholders who previously requested electronic copy of our proxy materials, including this Proxy Statement and our 10K for fiscal year end 2025. The Notice also contains instructions on how to request a paper copy of the Proxy Statement. We believe this process will provide you with the information you need in a timely manner, while conserving natural resources and lowering the costs of the Annual Meeting.

Q:	Can I vote my shares by filling out the Notice of Internet Availability of Proxy Materials?
A:	No. The Notice only identifies the items to be voted upon at the Annual Meeting. You cannot vote the Proposals by marking the Notice and returning it. The Notice provides instructions on how to cast the vote.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:	Yes, but only if you give your broker instructions. If your shares are held by your broker (or other nominee), you should receive this document and an instruction card from your broker. Your broker will vote your shares if you provide instructions on how to vote. If you do not tell your broker how to vote, your broker may vote your shares in favor of ratification of the auditor appointment but may not vote your shares on the election of directors or any other item of business. However, your broker is not required to vote your shares if you do not provide instructions.

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Q:	Can I change or revoke my vote after I have mailed my signed proxy card or voted by telephone or electronically?

A:	Yes. If you have not voted through your broker, you can do this by:

●	Calling the toll-free number on the proxy card at least 24 hours before the meeting and following the directions provided; or,

●	Going to the website listed on the proxy card at least 24 hours before the meeting and following the instructions provided; or,

●	Submitting a properly executed proxy prior to the meeting bearing a later date than your previous proxy.

If you voted through your broker, please contact your broker to change or revoke your vote.

Q:	Why did I receive more than one proxy card?

A:	You may receive multiple cards if you hold your shares in different ways (e.g. joint tenancy, in trust or in custodial accounts). You should vote on every proxy card that you receive.

Q:	How many shares are owned by NetSol’s directors and executive officers?

A:	On April 28, 2026, NetSol’s directors and executive officers beneficially owned 1,834,491 shares entitled to vote at the annual meeting, constituting approximately 13.54% of the total shares outstanding and entitled to vote at the meeting.

Q:	Where do I get more information?
A:	If you have questions about the meeting or submitting your proxy, or if you need additional copies of this document or the proxy card, you should contact the Company’s Corporate Secretary at (818) 222-9195.

Forward-Looking Statements & Website References

This Proxy Statement contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include, but are not limited to, statements regarding the Company’s plans, objectives, expectations and intentions. Such statements are based on current expectations and are subject to numerous risks and uncertainties, many of which are outside of the control of NetSol.

Actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including those factors discussed or referenced in our most recent annual report on Form 10-K filed with the SEC, under the heading “Risk Factors,” a copy of which is being made available with this Proxy Statement and subsequent quarterly reports on Form 10-Q. Website references and hyperlinks throughout this document are provided for convenience only and the content on the referenced websites is not incorporated by reference into this Proxy Statement, nor does it constitute a part of this Proxy Statement.

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BUSINESS OVERVIEW - 2025 HIGHLIGHTS

GENERAL OVERVIEW

NetSol Technologies, Inc.’s solutions and services enable original equipment manufacturers (OEMs), dealerships and financial institutions to sell, finance and lease assets. The Company serves customers across over 30 countries. NetSol has been at the cutting edge of technology, pioneering innovations with its asset finance solutions and leveraging advanced AI and cloud services to meet the complex needs of the global market. Renowned for its deep industry expertise, customer-centric approach and commitment to excellence, NetSol fosters strong partnerships with its clients, ensuring their success in an ever-evolving landscape. With a rich history of innovation, ethical business practices and a focus on sustainability, it is dedicated to empowering businesses worldwide, securing its position as the trusted partner for leading firms around the globe.

NetSol’s primary sources of revenues have been licensing, subscriptions, modification, enhancement and support of its suite of financial applications to leading businesses in the global finance and leasing space as well as automotive digital retail.

The Company’s clients include blue-chip organizations, Dow Jones 30 Industrials, Fortune 500 companies, global vehicle manufacturers through their captive finance companies (“auto captives”), unrelated automotive finance companies (“non-captives”), equipment finance and leasing companies, automotive and equipment OEMs, commercial lenders, dealers, brokers, banks and other financial institutions – all of which are serviced by NetSol’s strategically located support and delivery centers across the globe.

Founded in 1996, NetSol is headquartered in Encino, California. The Company follows a global strategy for sales and delivery of its portfolio of solutions and services through its offices in the following locations:

■	North America	Encino, California; Austin, Texas
■	Europe	London and Horsham, United Kingdom
■	Asia Pacific	Sydney, Australia; Bangkok, Thailand; Beijing, Tianjin, China; Jakarta, Indonesia; Lahore, Karachi Pakistan
■	Middle East	Dubai, United Arab Emirates

The following discussion is intended to assist in understanding our financial position and results of operations for the year ended June 30, 2025. It should be read together with our consolidated financial statements and related notes included under Item 8 of the Annual Report on Form 10-K.

Listed below are a few of NetSol’s highlights for the Year ended June 30, 2025:

● We signed a multi-year agreement with the captive finance arm of a leading Japanese automotive manufacturer to implement its flagship Transcend™ Finance platform across both retail and wholesale operations in Australia and New Zealand. The agreement, structured with a five-year total cost of ownership of approximately $21 million, reflects the client’s strategic commitment to deploying a unified, next-generation solution. The platform implementation is aimed at driving enterprise-wide operational efficiencies, supporting digital transformation objectives, and enhancing long-term scalability and regulatory readiness across the Australia/New Zealand finance ecosystem.

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● We successfully executed a binding, multi-year maintenance and technical upgrade agreement with the captive finance arm of a leading Japanese automotive manufacturer. The agreement, with a total cost of ownership exceeding $4 million, governs the upgrade and extended support of the client’s retail finance platform through 2027. The scope includes comprehensive system upgrades, implementation of enhanced security protocols, performance optimization, and full-cycle testing.

● We broadened our revenue base and expanded our managed service portfolio by securing three new client engagements covering audit, business process outsourcing (BPO), and standby services. One of these clients is already live on our redesigned standby platform. Collectively, these contracts are expected to contribute nearly $400,000 in incremental revenues over their respective terms, pursuant to the terms and service levels defined in each executed agreement.

● We formalized an agreement with the captive finance division of a prominent North American automotive retailer to conduct a structured discovery and assessment phase. This engagement, projected to generate approximately $800,000 in revenue, is aimed at evaluating current platform capabilities, identifying custom development opportunities, and defining the scope for a future technology solution. The outcome of this phase will inform a potential omnichannel transformation strategy focused on enhancing customer experience and operational efficiency.

●We have generated approximately $6.1 million in revenue through the successful implementation of client-approved platform modifications and enhancement requests. These initiatives were executed across multiple regional markets in accordance with the terms of individual service orders, ensuring continuity, improved performance, and alignment with evolving business needs.

● We entered into an agreement with a Chinese leasing company to deploy our Transcend™ Finance Suite, including Omni POS, Contract Management System, and a customized funding platform compliant with local regulations. The contract is expected to generate approximately $2.7 million in revenue during the contract term.

● We partnered with Sindbad Management SPC to implement Transcend™ Finance Platform (Point-of-Sale, Credit Underwriting, Contract Management) under a scalable pricing model, supporting high-value asset financing and regional growth. The contract is expected to generate $1.7 million in revenue during the contract term.

● We secured $1 million in additional revenue for the ongoing Transcend™ Retail Platform implementation for a U.S. auto manufacturer, driven by customizations to meet their evolving business needs.

● We amended an agreement with an existing UK/EU client that will provide additional revenue of €3 million, further strengthening the long-term partnership.

● We hired a Vice President of Artificial Intelligence, who has 15+ years in fintech, insurance, and entertainment, to lead Transcend™ AI Labs, accelerating our AI-first strategy in asset finance.

● We announced the go-live of our Transcend™ Finance platform for the Australian operations of a leading Japanese equipment finance company, building on our existing partnership in New Zealand and enhancing their regional operations with additional digital self-service solutions.

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Marketing and Business Development Activities

We continue to pursue a series of strategic marketing and business development initiatives to capitalize on favorable market conditions and drive growth across our business lines. These efforts reflect our commitment to building a stronger market presence, expanding our customer base and maintaining a careful focus on profitability. These efforts include: repositioning our brand and messaging; brand strengthening and awareness; raising industry expertise through speaking engagements and participation in awards and recognitions; accelerating digital campaigns focused on content marketing; leveraging analytics and marketing automation tools to improve campaign effectiveness and optimize marketing return on investment; creating comprehensive go-to-market plans for new launches and feature upgrades; customer centric sales enablement; targeting new global and product markets; using AI to enhance productivity; expanding market reach through participation in industry associations; and, adopting practices that strengthen leadership and talent retention.

MATERIAL TRENDS AFFECTING NETSOL

Management has identified the following material trends affecting NetSol.

Positive trends:

●	According to S&P Global Mobility, the forecast for new vehicle sales worldwide in 2025 is 89.6 million units, which is a modest 1.7% year-over-year growth in light vehicle sales. And the US automotive sales of new vehicles in 2025 are expected to be around 16.2 million units, which is a 1.2% to 1.4% increase from 2024. This would be the highest annual sales figure since 2019.

●	According to recent forecasts, China’s auto sales in 2025 are expected to reach approximately 32.9 million units representing a 4.7% year-over-year increase. Sales of New Energy Vehicles account of 48.7% of all new car sales in China. (China Automobile Manufacturers Association)

●	The China-Pakistan Economic Corridor (CPEC) investment, initiated by China, has exceeded $65 billion from the originally planned $46 billion, in Pakistan’s energy and infrastructure sectors. In June 2024, China authorized a new $2.3 billion loan at a discounted rate to Pakistan as a short-term loan.

●	The overall size of the mobility market in Europe and the United States is projected to increase over $425 billion combined, by 2035 or a compound CAGR of 5% from 2022. (Deloitte Global Automotive Mobility Market Simulation Tool)

●	The global automotive finance market accounted for $378,957 billion in 2024 and is expected to increase to $798,657 billion by 2035 at a CAGR of 7.7% according to Global Growth Insights.

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Some of the key 2025 actions included the following:

Infrastructure

We have invested heavily in building a robust, scalable and secure infrastructure that supports our AI-first approach. With a strong foundation in cloud computing, data analytics and AI, our systems are both resilient and adaptable, ensuring that we can efficiently meet the evolving needs of our clients. We leverage best-in-class technologies to deliver secure, high-performance platforms that drive operational efficiency and support rapid growth.

We now have twelve strategically located support and delivery centers worldwide. Following the addition of our Tianjin subsidiary in 2022 to support the growing and existing client relationships in China, we opened an office in Austin, Texas, USA at the end of the same year. We added an additional office in Dubai, UAE in 2023 to support our MENA (Middle East and North Africa) expansion strategy with our Thailand office always available as a backup.

Overhead and Organization

We are committed to maintaining a lean and efficient cost structure across all NetSol subsidiaries. By critically evaluating our overheads, we ensure that we maintain the right sizing to support our strategic objectives without excess. Our ongoing focus on cost optimization allows us to deliver maximum value to our clients while maintaining strong profitability. We continuously assess our operational needs, streamlining processes to eliminate inefficiencies and align resources more effectively with our growth goals. This disciplined approach ensures that our investments are strategically aligned with market demands and the evolving landscape of the industry.

In addition to optimizing our cost structure, we prioritize a well-organized, agile framework that fosters simplicity and effective leadership across the organization. By assessing how we operate and structuring our teams to minimize complexity, we empower our leadership to make more informed, timely decisions that drive performance. This organizational clarity allows for faster execution and greater responsiveness to market opportunities.

Pipeline Health

We are proud to report robust pipeline health, reflecting strong demand for our AI-driven solutions. Our transition to an AI-first organization has positioned us at the forefront of innovation, with a growing number of prospects showing interest in leveraging our cutting-edge offerings. We have a diverse pipeline across multiple regions, including key markets that are experiencing rapid digital transformation. With numerous high-value opportunities in various stages of development, we are confident that our pipeline is well-positioned to drive sustained growth and deliver long-term value.

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Further traction in North America and Europe will come from Transcend™ Finance deployed on the cloud, which will continue to allow catering to not only larger organizations, but also small and medium sized companies. We believe our digital retail platform presents significant growth opportunities in the evolving digital marketplace. Transcend™ Retail is currently used by major customers in the United States, including some of the largest and most recognized dealership networks. We foresee further adoption of the platform in the region. Our digital retail solution transforms how OEMs, dealer groups and dealerships sell, finance and deliver cars, enabling them to provide personalized, fast and transparent car-buying experiences across all digital and in-store touchpoints.

Our solutions are gaining significant traction with both new and existing clients, and we are actively engaging with opportunities that align with our strategic growth objectives. This solid pipeline, coupled with our ongoing investments in AI and machine learning, and aligning our solutions with the specific needs of the asset finance and leasing sector, ensures continued scalability and future success.

Operational Excellence

We leverage state-of-the-art technologies to automate processes, optimize workflows and improve decision-making capabilities, ensuring that our clients receive the highest quality service while futureproofing their operations. By continuously refining our internal processes and embracing a culture of continuous improvement, we maintain a competitive edge in a rapidly evolving market, while driving cost savings and operational efficiency across all levels of the organization.

We are committed to delivering operational excellence through rigorous quality assurance, process standardization and an unwavering focus on client satisfaction. We prioritize flexibility and scalability in our operations, allowing us to adapt quickly to changing market demands and client needs. This commitment to excellence not only drives our day-to-day operations across all of NetSol’s offices worldwide, but also positions us as a trusted partner for our clients, helping them navigate the complexities of the asset finance and leasing industry while leveraging the power of AI to unlock new opportunities for growth and innovation.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE HIGHLIGHTS

For decades, NetSol’s innovations and products have helped transform leasing and finance industries. We believe in the power of technology for the greater good.

Responsible Business.

We integrate responsible and sustainable practices throughout our organization. Our products are services oriented and designed, to not harm individuals, communities, or the environment. Because privacy and security are critical for success in the technologies industry, we constantly seek to promote data protection across all our implementation processes, reviewed our insurance requirements and acted accordingly.

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Environmental Sustainability.

We work to be a positive force in protecting the environment by continually looking for ways to conserve water, reduce waste, recycle, and minimize energy consumption. As we repurpose our workspaces and operate our global offices more efficiently, we focus on our environmental impact. Having our headquarters located in Southern California, we are at the epicenter of fires that remind us of environmental sustainability is an everyday phenomenon. Globally, all our offices have developed and implemented recycling, reducing waste and plastics space. All employees are encouraged to contribute to a safe and responsible work environment. With the continued growth of AI, we aim to incorporate AI responsibly and sustainably.

PEOPLE AND CULTURE

We believe that our growth and success are attributable in large part to the high caliber of our global team and our commitment to maintaining the values on which our success has been based.

We stand as a beacon of innovation, excellence and dedication to customer success. We value transparency and integrity, ensuring that honesty guides our interactions. We are renowned for innovation, expertise and a customer-centric approach.

We believe we should give back to the community and employees as much as possible. Certain subsidiaries are located in regions where basic services are not readily available. Where possible, we act to not only improve the quality of life of our employees, but also the standard of living in these regions. Examples of such programs are as follows:

■ Literacy Program: Launched to educate children of our unskilled staff, the main objective of this program is to enable them to acquire basic reading, writing and arithmetic skills.

■ Higher Education and Science and Research Institutions: In order to support higher education in Pakistan, we have contributed endowments to NUST, Forman Christian College, and a few other universities who are focused on science and engineering.

■ Noble Cause Fund: A noble cause fund has been established to meet medical and education expenses of the children of our lower paid employees. Our employees voluntarily contribute a fixed amount every month to the fund and NetSol matches the employee subscriptions with an equivalent contribution amount. A portion of this fund is also utilized to support social needs of certain institutions and individuals, outside of NetSol.

■ Preventative Health Care Program: In addition to the comprehensive out-patient and in-patient medical benefits, preventive health care has also been introduced. This phased program focuses on vaccination of our employees against such diseases as Hepatitis – A/B, Tetanus, Typhoid, Flu and COVID-19 on a routine basis.

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Human Capital

There is significant competition for employees with the skills required to perform the services we offer. We run an elaborate training program for different cadres of employees to cover technical skills and business domain knowledge, and communication, management and leadership skills. We believe we have been successful in our efforts to attract and retain the highest level of talent available, partly because of the emphasis on core values, training and professional growth. We intend to continue to recruit, hire and promote employees who share our vision.

As of June 30, 2025, we had approximately 1,458 employees; comprised of 70% technical staff and 30% non-IT personnel. Our technical staff are software engineers, programmers, project managers, quality assurance, sales, pre-sales, business development, dedicated employees to our core and digital products. None of our employees are subject to a collective bargaining agreement.

Giving Back to the Community. NetSol believes it should give back to the community and employees as much as possible. Certain subsidiaries of NetSol are located in regions where basic services are not readily available. Where possible, NetSol acts to not only improve the quality of life of its employees, but also the standard of living in these regions. Examples of such programs are as follows:

■	In the U.S. we have established NetSol Humanitarian Foundation, a 501(c)(3), where the Company and employees contribute to help various charitable causes locally and globally.

■	Literacy Program: Launched to educate children of our unskilled staff, the main objective of this program is to enable them to acquire basic reading, writing and arithmetic skills.
■	Higher Education and Science and Research Institutions: In order to support higher education in Pakistan, we have contributed to endowments such as NUST, Forman Christian College, and a few other universities who are focused on science and engineering.

■	Noble Cause Fund: A noble cause fund has been established to meet medical and education expenses of the children of the lower paid employees. Our employees voluntarily contribute a fixed amount every month to the fund and NetSol matches the employee subscriptions with an equivalent contribution amount. A portion of this fund is also utilized to support social needs of certain institutions and individuals, outside of NetSol.
■	Preventative Health Care Program: In addition to the comprehensive out-patient and in-patient medical benefits, preventive health care has also been introduced in our Lahore offices. This phased program focuses on vaccination of our employees against such diseases as Hepatitis – A/B, Tetanus, Typhoid, Flu and COVID-19 on a routine basis.

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ANNUAL MEETING BUSINESS

PROPOSAL 1

ELECTION OF DIRECTORS

NetSol’s bylaws provide that directors are elected to serve a one-year term of office, expiring at the next annual meeting of shareholders. Our bylaws permit up to nine directors, with the exact number to be fixed from time to time by resolution of the Board of Directors.

Directors are elected by a majority of shareholder votes, which means that the nominees receiving the most votes will be elected. Shareholders are not entitled to cumulate votes in the election of directors. In determining the votes cast for the election of a director, abstentions and broker non-votes are excluded. The Nominating and Corporate Governance Committee considers the offer of resignation and recommends to the Board whether to accept it. The policy requires the Board to act on the Nominating and Corporate Governance Committee’s recommendation within 90 days following the shareholder meeting. Board action on the matter requires the approval of a majority of the independent directors.

PROPOSAL 1: ELECTION OF DIRECTORS

Upon the recommendation of our Nominating and Governance Committee, our Board has nominated NAJEEB GHAURI, NAEEM GHAURI AND ASAD GHAURI as Management Board Members. RICHARD HOWARD, AAMIR IBRAHIM, SYED KAUSAR KAZMI, and IAN SMITH as Independent Board Members. Presented below is the expected composition of our Board immediately following our 2025 Annual Meeting, assuming the election of our board nominees and the expiration of Mark Caton and Malea Farsai’s term as board members.

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NAME OF BOARD MEMBER	INDEPENDENT	COMMITTEE MEMBERSHIP
Asad Ghauri		None

Naeem Ghauri		None

Najeeb Ghauri		Chair of the Board

Richard Howard	✔	None

Aamir Ibrahim	✔	None

Syed Kausar Kazmi	✔	●Audit (Chair) ●Compensation ●Nominating and Governance

Ian Smith	✔	●Audit ●Compensation ●Nominating and Governance (Chair)

The individuals appointed as proxies intend to vote “FOR” the election of the nominees listed above. If any nominee is not available for election, the individuals named in the proxy intend to vote for such substitute nominee as the Board of Directors may designate. Each nominee has agreed to serve on the board, and we have no reason to believe any nominee will be unavailable. Mr. Mark Caton is the current Chair of the Compensation Committee. Upon the expiration of his term, a new Chair will be elected by the newly appointed Compensation Committee.

For the biography of each nominee as well as for Director Compensation, please refer to Page 37 of the Proxy.

Board Recommendation:

The Board of Directors recommends shareholders vote “FOR” the election of each of the seven director nominees.

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PROPOSAL 2

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

A “Say-on-Pay” advisory vote is required for all U.S. public companies under Section 14A of the Securities Exchange Act of 1934, as amended. In accordance with this law, we are asking shareholders to approve, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis section on page 44, This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers and the philosophy, policies and practices described in this proxy statement.

For the reasons discussed below, the Board of Directors recommends that you vote FOR approval of the advisory vote on named executive officer compensation because it believes that the policies and practices described in the Compensation Discussion and Analysis are effective in achieving the Company’s goals of rewarding sustained financial and operating performance and leadership excellence, aligning the executives’ long-term interests with those of the shareholders and motivating the executives to remain with the Company for long and productive careers. Named executive officer compensation of the past three years reflects amounts of cash and long-term equity awards consistent with periods of economic stress and lower earnings, and equity incentives aligning with our actions to stabilize the Company and to position it for a continued recovery.

The Company believes that its compensation programs have served to achieve the objectives of attracting highly competent executives, enhancing long-term growth and shareholder value, and assuring compensation at appropriate levels based on performance.

NetSol conducted its first advisory vote on executive compensation in 2011 and has done so annually. In 2024, the compensation (“Say on Pay”) resolution passed with over 73% of the vote in favor, well above the majority required. The board of directors and the Compensation Committee considered these results to continue the current compensation objectives, strategies, processes and practices described below.

We urge shareholders to read the Compensation Discussion and Analysis beginning on page 44 of this proxy statement, as well as the Summary Compensation Table and related compensation tables, notes, and narrative, appearing on pages 44 through 52, which provide detailed information on the Company’s compensation policies and practices and the compensation of our named executive officers.

Vote Required

Approval of the advisory vote on named executive officer compensation requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the meeting. While this advisory vote on named executive officer compensation is non-binding, the Board and the Compensation Committee will review and consider the voting results when evaluating our executive compensation program. Currently, the Board seeks the shareholders vote on Named Executive Officer Compensation every year. The next time the shareholders have an opportunity to vote on this matter is on the proxy for fiscal year 2026.

Board Recommendation:

 THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION.

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PROPOSAL 3

RATIFICATION OF APPOINTMENT OF FORTUNE CPA, INC. AS THE COMPANY’S INDEPENDENT AUDITOR FOR FISCAL YEAR 2026

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the Company’s independent registered public accounting firm. The Audit Committee engages in an annual evaluation of the independent public accounting firm’s qualifications, assessing a wide variety of factors.

The Audit Committee has appointed Fortune CPA, Inc. (“Fortune”) to audit and review NetSol’s financial statements for the fiscal year ending June 30, 2026. A majority of the votes cast, in person or by proxy, at the Annual Meeting, is required for the ratification of the appointment of the independent registered public accounting firm. Should the shareholders not ratify the selection of Fortune, it is contemplated that the appointment of Fortune will be permitted to stand unless the Audit Committee finds other compelling reasons for making a change. Disapproval by the shareholders will be taken into consideration in the selection of the independent registered public accounting firm for the coming year.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit Fees

Fortune CPA, Inc. (“Fortune”) audited the Company’s financial statements for the fiscal year ended June 30, 2025. The aggregate fees billed by principal accountants for the annual audit and review of financial statements included in the Company’s Form 10-K, was $401,700 for the year ended June 30, 2025.

BF Borgers was engaged to review our quarterly financial statements for the first two quarters of fiscal year ended 2024, for which we incurred fees of $60,000. Due to subsequent sanctions imposed by the SEC on BF Borgers, we engaged Fortune to re-audit the financial statements for the fiscal year ended June 30, 2023, and to audit our financial statements for the fiscal year ended June 30, 2024. In addition, Fortune reviewed our quarterly financial statements for the third quarter of fiscal year 2024 and 2023. The total amount paid to Fortune for these services was $563,500.

Tax Fees

Tax fees for fiscal year 2025 were $19,500 and consisted of the preparation of the Company’s federal and state tax returns for the fiscal year 2024. Tax fees for fiscal year 2024 were $19,000 and consisted of the preparation of the Company’s federal and state tax returns for the fiscal year 2023.

All Other Fees

No other fees were paid to the principal accountant during the fiscal years 2025 and 2024.

Pre-Approval Procedures

The Audit Committee and the Board of Directors are responsible for the engagement of the independent auditors and for approving, in advance, all auditing services and permitted non-audit services to be provided by the independent auditors. The Audit Committee maintains a policy for the engagement of the independent auditors that is intended to maintain the independent auditor’s independence from NetSol. In adopting the policy, the Audit Committee considered the various services that the independent auditors have historically performed or may be needed to perform in the future. The policy, which is to be reviewed and re-adopted at least annually by the Audit Committee:

(i) Approves the performance by the independent auditors of certain types of service (principally audit-related and tax), subject to restrictions in some cases, based on the Committee’s determination that this would not be likely to impair the independent auditors’ independence from NetSol;

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(ii) Requires that management obtain the specific prior approval of the Audit Committee for each engagement of the independent auditors to perform other types of permitted services; and

(iii) Prohibits the performance by the independent auditors of certain types of services due to the likelihood that their independence would be impaired.

Any approval required under the policy must be given by the Audit Committee, by the Chair of the Committee in office at the time, or by any other Committee member to whom the Committee has delegated that authority. The Audit Committee does not delegate its responsibilities to approve services performed by the independent auditors to any member of management.

The standard applied by the Audit Committee in determining whether to grant approval of an engagement of the independent auditors is whether the services to be performed, the compensation to be paid therefore and other related factors are consistent with the independent auditors’ independence under guidelines of the Securities and Exchange Commission and applicable professional standards. Relevant considerations include, but are not limited to, whether the work product is likely to be subject to, or implicated in, audit procedures during the audit of NetSol’s financial statements; whether the independent auditors would be functioning in the role of management or in an advocacy role; whether performance of the service by the independent auditors would enhance NetSol’s ability to manage or control risk or improve audit quality; whether performance of the service by the independent auditors would increase efficiency because of their familiarity with NetSol’s business, personnel, culture, systems, risk profile and other factors; and whether the amount of fees involved, or the proportion of the total fees payable to the independent auditors in the period that is for tax and other non-audit services, would tend to reduce the independent auditors’ ability to exercise independent judgment in performing the audit.

All services provided by Fortune CPA, Inc. in the fiscal year ended June 30, 2025, were pre-approved by the Audit Committee.

Board Recommendation:

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF FORTUNE CPA, INC. AS INDEPENDENT AUDITOR FOR FISCAL YEAR 2026.

CORPORATE GOVERNANCE, BOARD OF DIRECTORS

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CORPORATE GOVERNANCE, BOARD OF DIRECTORS

MEETINGS AND BOARD COMMITTEES

Nomination of Directors

The Board is responsible for nominating members to the Board and for filling vacancies on the Board that may occur between annual meetings of shareholders, in each case based upon the recommendation of the Nominating and Corporate Governance Committee. This committee may seek input from other Board members and senior management to identify and evaluate nominees for directors. The committee may hire a search firm or other consultants. The committee will consider nominees recommended by shareholders for election to the Board provided the names of such nominees, accompanied by relevant biographical information, and relevant information about the shareholder submitting the nominee, are provided in writing to our secretary in accordance with the requirements of our bylaws.

In furtherance of ongoing board refreshment, the Nominating and Corporate Governance Committee is committed to ensuring that it remains composed of directors who are equipped to oversee the success of the business, striving to maintain an appropriate balance of diversity, skills, and tenure in its composition, and intends to continue its board refreshment over the next few years.

The Committee has nominated seven director nominees to stand for election at the Annual Meeting. Four of the nominees, or 57%, are independent directors.

Director Independence

A member is independent if such member has no relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has determined that independent directors must have no material relationship with the Company, based on all material facts and circumstances. At a minimum, an independent director must meet each of the standards listed below.

1.	The director, within the last three years, has not been employed by and has no immediate family member that has been an executive officer of the Company.

2.	Neither the director nor any immediate family member has, in any 12-month period during the last three years, received more than $120,000 in direct compensation from the Company other than compensation for director or committee service and pension or other deferred compensation for prior service.

3.	Neither the director nor any immediate family member is a current partner of the Company’s independent accounting firm, the director is not a current employee of the independent accounting firm, no immediate family member is a current employee of the independent accounting firm working in its audit, assurance or tax compliance practice, and neither the director nor any immediate family member was an employee or partner of the independent accounting firm within the last three years and worked on the Company’s audit within that time.

4.	Neither the director nor any immediate family member has, within the last three years, been part of an interlocking directorate. This means that no executive officer of the Company served on the compensation committee of a Company that employed the director or an immediate family member.

5.	The director is not currently an employee of and no immediate family member is an executive officer or controlling shareholder of another organization to which the Company made or from which the Company received payments for property or services in the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year or $200,000 whichever is more. Payments arising solely from investments in the Company’s securities or payments under non-discretionary charitable contribution matching programs are excluded from this calculation.

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For the purposes of these standards, “Company” includes all NetSol subsidiaries and other affiliates. “Immediate Family Member” includes the director’s spouse, domestic partner, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law. The independence standards for the members of the Audit Committee provide that, in addition to the foregoing standards, they may not receive any compensation other than director’s fees for Board and Audit Committee service and permitted retirement pay or be an “affiliate” of the Company apart from their capacity as a member of the Board as defined by applicable SEC rules.

The common stock is listed and traded on the NASDAQ Capital Market. The corporate governance rules of the NASDAQ Capital Market require that a majority of the Board consist of directors who are “independent” of the Company. The Board has determined each of the following directors and nominees for director qualify as “independent” in accordance with Rule 5605(a)(2)(A) and (B) of the NASDAQ listing standards for determining independence. Messrs. Richard Howard, Aamir Ibrahim, Syed Kausar Kazmi, and Ian Smith are independent Board members as described in the listing standards. Annually, the Nominating and Corporate Governance Committee reviews all nominations for independent board members.

OUR BOARD LEADERSHIP STRUCTURE

Why our Board leadership structure is right for NetSol

Our Board and Nomination and Corporate Governance Committee regularly review and evaluate the Board’s leadership structure. Mr. Najeeb Ghauri serves as both NetSol’s CEO and Chairman of the Board, which the Board has determined is the most appropriate and effective leadership structure for the Board and the Company. Mr. Ghauri has served in this dual capacity since 2006 and brings over 20 years of strategic leadership experience and an unparalleled knowledge of NetSol’s business, operations, and risks to his role as Chairman of the Board. Currently, as a small-cap global corporation, the combination of these two positions is the most appropriate and suitable structure for a proper, efficient, and cost-effective Board functioning and communication. Mr. Najeeb Ghauri is the direct link between senior management globally and the Board members and provides critical insight to the Board, as well as feedback to senior management through his comprehensive understanding of the issues at hand. Mr. Ghauri’s travels and visits to all subsidiaries across the globe, holding meetings with heads of each subsidiary and relaying the important aspects of such meetings to the Board, justify the need for Mr. Ghauri to hold his dual leadership position. To provide the Board with autonomy, the Board maintains a majority of independent members who all head and participate exclusively in all Board committees. The CEO also discusses with the Board the reasons for certain recommendations of the Company’s executive management group.

The Board does not have a policy on whether the roles of the Chairman and CEO should be separated but believes the current combination of the two roles provides NetSol with, among other things, a clear and effective leadership structure to communicate the Company’s business and long-term strategy to its customers, shareholders, and the public. The combined Chairman-CEO structure also provides for robust and frequent communication between the Board’s independent directors and the management of the Company.

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Board Composition and Refreshment

We believe the Board benefits from a mix of new directors who bring fresh perspectives and longer-serving directors, who bring valuable experience, continuity, and a deep understanding of the Company. The Board strives to maintain an appropriate balance of tenure, turnover, diversity, skills, and experience. To promote thoughtful Board refreshment, we have:

●	Developed a comprehensive, ongoing Board succession planning process; and,

●	Implemented an annual Board and Committee assessment process.

The average age of our Director nominees is 62 years and our Independent Director nominees is also 62 years.

Throughout the director selection and nomination process, the Nominating and Corporate Governance Committee and the Board seek to achieve diversity within the Board with various viewpoints, perspectives and expertise that are representative of our global business. Once elected, the Directors may periodically visit NetSol’s operations, globally. This provides the Directors with an opportunity to see firsthand the execution and impact of the Company’s strategy and engage with senior leaders and associates in our subsidiaries to deepen their understanding of NetSol’s business, competitive environment, and corporate culture. NetSol continues to obtain diverse viewpoints and experiences from various ages, business backgrounds that come together from various parts of the world to form the Board of Directors of NetSol.

Currently, there are five members of the Board of Directors with three independent members serving on the key Board Committees. There are seven nominees on the Board of Directors with four independent member nominees and three management nominees.

2025–2026 Board

●	Independent (3): Mark Caton, Syed Kausar Kazmi, Ian Smith
●	Management (2): Malea Farsai, Najeeb Ghauri

2026–2027 Board Nominees

●	Independent (4): Richard Howard, Aamir Ibrahim, Syed Kausar Kazmi, Ian Smith
●	Management (3): Asad Ghauri, Naeem Ghauri, Najeeb Ghauri

Role of Board in Oversight of Risks

Our Board is actively involved in the oversight of risks that could affect the Company. In this regard, the Board seeks to understand and oversee the most critical risks relating to our business both internally and externally, the Board allocates responsibilities for the oversight of risks among the full Board and its committees, and reviews the systems and processes that management has in place to manage the current risks facing the Company, as well as those that could arise in the future. The Board recognizes that the Company’s business risk is not static, and that it is not possible to mitigate all risk and uncertainty. The Board does not have a standing risk management committee but administers this oversight function directly through the Board as a whole, as well as through Committees of the Board.

For example, the Audit Committee assists the Board in its risk oversight function by reviewing and discussing with management our accounting principles, financial reporting practices and system of disclosure controls and internal controls over financial reporting. The Nominating and Corporate Governance Committee assist the Board in its risk oversight function by periodically reviewing and discussing with management important corporate governance principles and practices and by considering risks related to our director nominee evaluation process and legacy. This Committee also ensures that the Company maintains a positive and effective Board leadership and is up to date with internal policies such as the Company’s Code of Ethics. The Compensation and Cybersecurity Committees assists the Board in its risk oversight function by considering risks relating to the design of our executive compensation programs and arrangements. These committees receive updates from the Company’s Senior Manager of Information and Risk Security. The Board considers strategic risks and opportunities and receives reports from the committees regarding risk oversight in their areas of responsibility as necessary.

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The Company believes the Board leadership structure facilitates the division of risk management oversight responsibilities among the Board committees and enhances the Board’s efficiency in fulfilling its oversight function with respect to different areas of our business risks and our risk mitigation practices. The Board of Directors and the management team are committed to continuous improvement and strengthening of the Company’s risk management practices.

FISCAL YEAR 2025 MEETING SUMMARY

Board of Directors Meetings

During the fiscal year ended June 30, 2025, the Board of Directors of the Company met four times, all virtually. The Board also acted by written consent three times at which all Directors were available to vote unanimously. The Company requests that all Board members attend annual meetings of the Board; however, it is not mandatory. All Board members were present 100% of the time at the general board meeting as well as each Audit, Corporate Governance and Compensation and Cybersecurity committee meetings.

STRATEGY AND BUSINESS PLAN REVIEWS

At times, the Board holds either an offsite meeting or a virtual meeting with senior management to review the strategy and long-range plans for each of our businesses and to discuss other topics, such as key Company areas of focus, succession, and risks. For FYE 2025, the Company held its business strategy meeting with the Board virtually.

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Board Committees

The Board of Directors of the Company has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and a Cybersecurity Committee. The charters for the Audit, Compensation, Nominating and Corporate Governance, and Cybersecurity Committees are posted on the Company’s web site at www.netsoltech.com and may be viewed at https://ir.netsoltech.com/governance-docs. All committee members are appointed by the Board of Directors and only Independent Board members serve on the Audit, Compensation and Nominating and Corporate Governance committees.

The Audit Committee met four times, the Compensation Committee met once, the Nominating and Corporate Governance Committee met one time, and the Cybersecurity Committee met four times during fiscal year 2025.

Committee Members

During the fiscal year 2025, the Audit Committee, the Compensation Committee and the Nominating and Corporate Government Committee were structured as follows: The Audit Committee consisted of Mr. Kazmi, as Chair, with Mr. Caton and Mr. Smith as members. The Compensation Committee consisted of Mr. Caton, as Chair, with Mr. Kazmi and Mr. Smith as its members. The Nominating and Corporate Governance Committee consisted of Mr. Smith, as Chair, with Mr. Caton and Mr. Kazmi as its members. Cybersecurity Committee consists of Ms. Farsai as Chair, with Mr. Caton, Mr. Almond, and Ms. McGlasson as its members.

The table below provides the membership for each of the committees during Fiscal Year 2025.

Nominating and
	Audit	Compensation	Corporate Governance	Cybersecurity
Director	Committee	Committee	Committee	Committee
Najeeb Ghauri
Malea Farsai				X (C)
Mark Caton (I)	X	X (C)	X	X
Syed Kausar Kazmi (I)	X (C)	X	X
Ian Smith (I)*	X	X	X (C)	X
Michael Francis (I) **	X (C)	X	X (C)	X

(I)	Denotes an Independent Director.
(C)	Denotes the Chairperson of the Committee. * Mr. Francis’s term ended June 2025. **Mr. Smith was elected to the Board in June 2025 and was appointed as a committee member in July 2025.

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Audit Committee

For the fiscal year ending June 30, 2025, the Company has an Audit Committee whose members are the independent directors of the Company. Mr. Kazmi as Chair, and Mr. Caton and Mr. Francis, and later Mr. Smith as members. In his fifth year as the Audit Committee Chair, Mr. Kazmi offers a breadth of experience in finance and banking industry as head of commercial banking and business development with Habib Bank Zurich PLC, UK. He is well versed in finance and provides valuable insight to the Audit Committee.

The Audit Committee met four times remotely during fiscal 2025. The Audit Committee was established by the Board for the purpose of overseeing the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements and reviewing the financial reports and other financial information provided by the Company to any governmental body or the public and the Company’s systems of internal controls regarding finance, accounting, legal compliance, and ethics. Its primary duties and responsibilities are to: (i) serve as an independent and objective party to monitor the Company’s financial reporting process, audits of the Company’s financial statements, and the Company’s internal control system and (ii) appoint from time to time, evaluate, and, when appropriate, replace the registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company, determine the compensation of such “outside auditors” and the other terms of their engagement, and oversee the work of the outside auditors. The Company’s outside auditors’ report directly to the Audit Committee. The Audit Committee is also charged with establishing procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. In summary, the Audit Committee is generally responsible for:

●	Appointing, compensating, retaining, and overseeing NetSol’s independent registered public accounting firm.

●	Reviewing the annual report of NetSol’s independent registered public accounting firm related to quality control.

●	Reviewing NetSol’s annual and quarterly reports to the SEC, including the financial statements and the “Management’s Discussion and Analysis” portion of those reports, consult with the Company’s CFO, and recommend appropriate action to the Board.

●	Reviewing NetSol’s audit plans.

●	Reviewing relationships between the independent registered public accounting firm and NetSol; and,

●	Reviewing trends in accounting policy changes that are relevant to the Company.

The Audit Committee has reviewed and discussed the consolidated financial statements with management and Fortune CPA, Inc. is responsible for the preparation, presentation, and integrity of NetSol’s financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)). Fortune CPA is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.

The Audit Committee has discussed with Fortune CPA, Inc. the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and PCAOB Auditing Standard No. 2, “An Audit of Internal Control Over Financial Reporting Performed in Conjunction with an Audit of Financial Statements.”

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Audit Committee Financial Expert

The Company has identified Mr. Syed Kausar Kazmi as its Audit Committee financial expert. Mr. Kazmi is an independent board member as the term is defined in the Nasdaq Listing Rules. Mr. Kazmi’s over 40 years of experience in the banking industry including his current tenure as Head of Commercial Banking and Business Development for UK and Europe for Habib Bank AG Zurich as well as his service as a board member on various charities as the board member responsible for fundraising, provides him with an understanding of generally accepted accounting principles and financial reporting. Additionally, this experience provides an ability to assess the general application of accounting principles in connection with the accounting for estimates, accruals, and reserves; experience analyzing financial statements that were comparable in the breadth and complexity of issues that can be reasonably expected to be raised by the Company’s financial statements; an understanding of internal control over financial reporting; and an understanding of audit committee functions.

Audit Committee Report

The Audit Committee of the Board of Directors has furnished the following report:

As noted in the Committee’s charter, NetSol management is responsible for preparing the Company’s financial statements. The Company’s independent registered public accounting firm is responsible for auditing the financial statements. The activities of the committee are in no way designed to supersede or alter those traditional responsibilities. The Committee’s role does not provide any special assurances with regards to NetSol’s financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent registered public accounting firm.

The Committee has reviewed and discussed with management and the independent accounting firm, as appropriate, the audited financial statements.

The Committee has discussed with Fortune CPA, Inc. the required communications specified by auditing standards together with guidelines established by the SEC and the Sarbanes-Oxley Act.

The Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board, regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with Fortune CPA, Inc. the firm’s independence.

Based on the review and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s report on Form 10-K for 2025 for filing with the SEC.

Syed Kausar Kazmi, Chair

Mark Caton

Mike Francis

Ian Smith

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NOMINATING & CORPORATE GOVERNANCE COMMITTEE

The Nominating & Corporate Governance Committee is comprised of Messrs. Francis (Chair) and later Mr. Smith (Chair), Caton and Kazmi, as members, all of whom are independent within the meaning of the NASDAQ listing standards and Rule 10A-3(b) under the 34 Act. This Committee met once virtually during the 2025 fiscal year. The primary function of the Nominating Committee is to assist the Board in fulfilling its responsibilities with respect to Board and committee membership and shareholder proposals. Its primary duties and responsibilities are to: (i) establish criteria for Board and committee membership and recommend to the Board proposed nominees for election to the Board; and (ii) make recommendations regarding proposals and nominees for director submitted by shareholders of the Company.

The Nominating & Corporate Governance Committee will consider director nominees recommended by shareholders. A shareholder who wishes to recommend a person or persons for consideration as a Company nominee for election to the Board of Directors must send a written notice by mail to: Corporate Secretary, NetSol Technologies, Inc., 16000 Ventura Blvd., Suite 770, Encino, CA 91436; or, by email to: investors@netsoltech.com; or, by fax to: 818-222-9197, that sets forth (i) the name of each person whom the shareholder recommends be considered as a nominee; (ii) a business address and telephone number for each nominee (an e-mail address may also be included) and (iii) biographical information regarding such person, including the person’s employment and other relevant experience. Shareholder considerations will only be considered if delivered or mailed and received at the principal executive offices of the Company not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of shareholder; provided, however, that in the event that the annual meeting is called for a date that is not within sixty (60) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

The Company’s Nominating Committee recommends that a nominee for a position on the Company’s Board of Directors meet the following minimum qualifications:

●	He or she must be over 21 years of age.
●	He or she must be able to read and understand basic financial statements.
●	He or she must have experience in a position with a high degree of responsibility in a business or other organization.
●	He or she must possess integrity and have high moral character.
●	He or she must be willing to apply sound, independent business judgment.
●	He or she must have sufficient time to devote to the Company.

Board Composition

Our Nominating and Corporate Governance Committee is responsible for reviewing with the Board of Directors, on an annual basis, the appropriate characteristics, skills, and experience required for the Board of Directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the nominating and corporate governance committee, in recommending candidates for election, and the Board of Directors, in approving (and, in the case of vacancies, appointing) such candidates, takes into account many factors, including the following:

●	Whether the potential nominee has leadership, strategic, or policy setting experience in a complex organization, including any scientific, governmental, corporate, educational, or a non-profit organization.
●	Whether the potential nominee has experience and expertise that is relevant to the Company’s business, including any specialized business experience, technical expertise, or other specialized skills, and whether the potential nominee has knowledge regarding issues affecting the Company.

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●	Whether the potential nominee is highly accomplished in his or her respective field.
●	Considering the relationship of the Company’s business to the field of technology, whether the potential nominee has received any awards or honors in the fields of technology or engineering and whether he or she is recognized as a leader in that field.
●	Whether the addition of the potential nominee has practical and mature business judgment including the ability to make independent analytical inquiries.
●	Whether the addition of the potential nominee to the Board of Directors would assist the Board of Directors in achieving a mix of Board members that represents a diversity of background and experience, including diversity with respect to age, gender, national origin, race, and competencies.
●	Whether the potential nominee has high ethical character and a reputation for honesty, integrity, and sound business judgment.
●	Whether the potential nominee can work collegially with others.
●	Whether the potential nominee is independent, as defined by NASDAQ listing standards, whether he or she is free of any conflict of interest or the appearance of any conflict of interest with the best interests of the Company and its shareholder, and whether he or she is willing and able to represent the interests of all shareholders of the Company.
●	Any factor which would prohibit the potential nominee to devote sufficient time to its business, and
●	Any other relevant qualifications, attributes, or skills.

In addition, with respect to an incumbent director whom the nominating committee is considering as a potential nominee for re-election, the Company’s nominating committee reviews and considers the incumbent director’s service to the Company during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Company. Our Board of Directors evaluates each individual in the context of the Board of Directors as a whole, with the objective of assembling a group that can best maximize the success of the business and represent shareholder interests through the exercise of sound judgment using its diversity of experience in these various areas. The Nominating Chair prepared a blind questionnaire for all board members to evaluate the Board’s current risk management, succession, autonomy, and other matrix and has analyzed and shared it with the management.

13	60%	3	66
Average years tenure of our directors	Of our directors are independent	New directors added over past 5 years*	Average age of our directors

*Messers. Kazmi, Francis, and Smith

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Annually, the Nominating and Corporate Governance Committee reviews all nominations for independent board members.

The Company did not pay any fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees for director at the fiscal year 2025 Annual Meeting of shareholders. The Company did not receive, by February 24, 2025 (the 120th calendar day before the first anniversary of the date of the Company’s 2024 proxy statement, any recommended nominee from a shareholder who beneficially owns more than 5% of the Company’s stock or from a group of shareholders who beneficially own, in the aggregate, more than 5% of the Company’s stock.

BOARD OF DIRECTORS NOMINEES SKILLS AND EXPERIENCE

The following matrix provides information regarding members of our Board nominees following the Annual Meeting, including certain types of knowledge, skills and experience possessed by one or more of our directors, which our Board believes are relevant to our business and industry. The matrix does not encompass all of the knowledge, skills and experience of our directors.

DIRECTORS’ EXPERIENCES AND SKILLS

SENIOR LEADERSHIP EXPERIENCE	7/7

OPERATIONS EXPERIENCE	5/7

FINANCE, ACCOUNTING & AUDITING	4/7

INFORMATION & TECHNOLOGY, FINANCIAL SERVICES EXPERIENCE	5/7

INVESTMENT/STRATEGY AND CORPORATE DEVELOPMENT	5/7

RISK MANAGEMENT EXPERIENCE	4/7

CORPORATE GOVERNANCE & OVERSIGHT	3/7

GOVERNANCE/OTHER US PUBLIC COMPANY BOARD EXPERIENCE	1/7

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The skills and experience categories listed in the above chart are described in more detail below:

●Senior Leadership: Practical experience managing the operations of a business or large organization in a significant leadership position, including as a chief executive officer, chief financial officer or other senior leadership role.

●Operation Experience: Experience in a significant leadership role with a large, complex business or material business unit of a multinational organization.

●Financial, Accounting, Auditing Expertise: Financial experience, including experience in accounting, financial planning, financial reporting processes, financial controls structures, capital allocation, financial markets.

●Information & Technology, Financial Services Experience*: Experience in innovation and technology, including experience managing technological change and innovation of new products, services, AI, data, and technology capabilities. Experience in overseeing the development, implementation and provision to customers in the financial services industry of software and software-enabled services and processes.

●Investment/Strategy and Corporate Development: Strategic experience in business development and/or M&A, including experience developing and implementing growth either for all operations or subsidiaries strategies.

●Risk Management: Experience with risk management of a large organization and management of specific types of risk, including risks related to technology, cybersecurity, and financial services.

●Corporate Governance and Oversight: Experience in systems of practices and processes monitoring management risk, compliance to promote transparency.

●Governance/Public Company Board Experience: Experience or expertise in corporate governance matters, including through service on the boards of other public companies.

*Information technology experience also includes management background experience in the areas of information technology policy in governance, risk management, assessment, evaluation, engineering, or planning. Technology/R&D experience includes management experience in various technologies and related development activities.

COMPENSATION COMMITTEE

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Mr. Caton (Chair), Mr. Kazmi, Mr. Francis and later Mr. Ian Smith. All current members of the Compensation Committee are “independent directors” as defined under the NASDAQ Listing Rules. None of these individuals were at any time during the fiscal year ended June 30, 2025, or at any other relevant time, an officer or employee of the Company.

No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

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The Compensation Committee also considers the number and value of awards held by the Executive Officer in order to maintain an appropriate level of incentive for that individual. We do not take material nonpublic information into account when determining the timing and terms of equity awards, nor do we time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. The Compensation Committee has the authority to review extraordinary events that impact on the Company’s performance and may adjust the calculation of the number of shares earned under an award by taking into account the effect of any such extraordinary events. The Compensation Committee did not make any such adjustments for Fiscal 2025.

Compensation Committee’s primary duties and responsibilities are to:

(i)	Oversee the development and implementation of the compensation policies, strategies, plans, and programs for the Company’s executive officers and outside directors.
(ii)	Review and determine the compensation of the executive officers of the Company.
(iii)	Oversee the selection and performance of the Company’s executive officers and succession planning for key members of the Company’s management; and,
(iv)	Review and ensure compliance with the compensation rules and regulations applicable to the Company under the Dodd Frank Act and certain SEC disclosure rules.

The Compensation Committee’s report is included below under “Compensation Discussion and Analysis”.

Compensation Philosophy and Objectives

Our executive compensation philosophy calls for competitive total compensation that will reward executives for achieving individual and corporate performance objectives and will attract, motivate and retain leaders who will drive the creation of shareholder value. It incorporates elements that create shareholder value by driving financial performance, retaining a high-performing and talented executive team, and aligning the interests of the executive team with the interests of shareholders. The Compensation Committee reviews the compensation and benefit programs for executive officers, including the named executive officers, and performs an annual assessment of the Company’s executive compensation policy. In determining total compensation, the Compensation Committee considers the objectives and attributes described below.

Executive Compensation Principles
Shareholder Alignment	●	Our executive compensation programs are designed to create shareholder value.
	●	Long-term incentive awards, delivered in the form of equity, make up a portion of our executives’ total compensation and closely align the interests of executives with the long-term interests of our shareholders. Our policy prohibits the named executive officers from selling any newly issued shares for a period of three months, on an open market transaction.
Performance based	●	Long-term incentive awards are designed to reward our executive officers for creating long-term shareholder value. Long-term incentive awards are granted primarily in the form of stock options and/or shares.
Appropriate Risk	●	Our executive compensation programs are designed to encourage executive officers to take appropriate risks in managing their businesses to achieve optimal performance.
Competitive with external talent markets	●	Our executive compensation programs are designed to be competitive within the relevant markets.
Simple and transparent	●	Our executive compensation programs are designed to be readily understood by our executives, and transparent to our investors.

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Director Attendance at Annual Meetings

Our Board of Directors has a policy of encouraging director attendance at our annual meetings of shareholders, but attendance is not mandatory. Our Board members reside around the globe and at times physical attendance at the meetings is not feasible. All board members attended the 100% of the virtual board meetings.

Shareholder Communications with the Board of Directors

We provide a process for shareholders to send communications to the Board of Directors, the non-employee members as a group or any of the directors individually. Shareholders may contact any of the directors, including the non-employee directors, by writing to them. All interested parties who wish to communicate with any of our directors, including our non-management or independent directors, can address their communications as follows:

Mail:	NetSol Technologies, Inc.
Attention: Corporate Secretary
16000 Ventura Blvd. Suite 770
Encino, CA 91436

E-mail:	investors@netsoltech.com

NetSol’s Corporate Secretary will maintain a record of all such communications and promptly forward to the Chairman of the Nominating and Corporate Governance Committee those that the Corporate Secretary believes require immediate attention. The Chairman of the Nominating and Corporate Governance Committee shall notify the Board of Directors or the Chairs of the relevant committees of the Board of Directors of those matters that he believes are appropriate for further action or discussion. The Corporate Secretary will also periodically provide the Chairman of the Board notification of such communications.

We encourage any shareholder wanting to provide feedback or reach out to us to contact our Corporate Secretary at (818) 222-9195 or write to us at investors@netsoltech.com.

Shareholder Engagement and Outreach

NetSol interacts with its shareholders to obtain shareholder views on various topics from our Company strategy to capital allocation and executive compensation. These interactions are typically led by our Chief Executive Officer and our Chief Financial Officer and the head of our internal marketing team during earnings calls and post-quarterly reporting as well as investor-related outreach events around the country. NetSol believes that long-term shareholder value is supported by ongoing dialogue with the Company’s shareholders and the broader investment community. Our management team engages with the investment community to discuss business fundamentals, strategy, and financial results throughout the year. These engagements consist of numerous in-person meetings, teleconferences, participation in investor conferences, and hosted visits at the Company’s offices. We believe these meetings ensure that management and our Board of Directors are aware of our shareholders’ priorities and are able to address them as appropriate.

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During these interactions, our shareholders have expressed viewpoints on a variety of topics generally focused on financial performance including license fees, growth in subscription and support revenues, as well as progress made on expanding the Company’s presence in the U.S. market. Our shareholders have support for the Company’s compensation philosophy in that they want alignment between performance and pay.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE.

Transactions with Related Persons, Promoters and Certain Control Persons

Other than compensation arrangements for our executive officers and directors, which are described under “Executive and Director Compensation”, since July 1, 2024, and as described below, there are no transactions to which we were a party in which (i) the amount involved exceeded or will exceed the lesser of $120,000 of one percent (1%) of our average total assets at year-end for the last two completed fiscal years and (ii) any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, any of the foregoing persons, had or will have a direct or indirect material interest.

Najeeb Ghauri, our Chief Executive Officer, has immediate family members employed by the Company. These family members are compensated in accordance with the Company’s standard employment and compensation practices applicable to employees in similar positions. Other than compensation, there are no related-party transactions with these individuals requiring disclosure under Item 404 of Regulation S-K. Compensation information for Naeem Ghauri, who serves as an executive officer of the Company, is included in the Summary Compensation Table on page 51.

The Company employs Ms. Aiesha Ghauri, the spouse of Mr. Najeeb Ghauri, as HR director. Her total compensation for fiscal years 2025 and 2024 was $122,000 and $112,000, respectively. The Company employs Mr. Faizaan Ghauri, Mr. Najeeb Ghauri’s son, as Chief Strategy Officer. His total compensation for fiscal years 2025 and 2024 was $313,000 and $295,000, respectively. The Company employs Mr. Faraaz Ghauri, Mr. Najeeb Ghauri’s son, as Vice President-Digital Retail. His total compensation for fiscal years 2025 and 2024 was $319,000 and $178,000, respectively. Mr. Najeeb Ghauri’s brother, Salim Ghauri, was a co-founder of the company and is CEO of NetSol Technologies Limited, the Company’s Pakistani subsidiary. His compensation for fiscal years 2025 and 2024 was $648,000 and $618,000, respectively. Compensation for the purpose of this disclosure includes salary, bonuses, commissions, equity awards and other benefits such as medical and 401(k) employer matching.

Director Independence

The Nasdaq Stock Market LLC (“Nasdaq”) requires that a majority of our board of directors must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. The board has determined that Mark Caton, Syed Kausar Kazmi, Michael Francis, and Ian Smith are “independent”. Our board currently consists of three independent directors and two non-independent directors. Mr. Francis’s term ended in June 2025, and Mr. Smith was elected to the Board of Directors in June 2025.

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Director Compensation Policy

Mr. Najeeb Ghauri and Ms. Malea Farsai are not paid any fees or other compensation for services as members of our Board of Directors.

The Committee has previously relied on a survey conducted by Compensation Resources, Inc. in setting compensation for the non-employee members of our Board of Directors. As with named executives, the aim is to compensate the Board of Directors at the mean of peer companies. Any additional cash and/or equity compensation for the fiscal year beginning was designed to maintain this mean.

The non-employee members of our Board of Directors received compensation for services as directors as well as reimbursement for documented reasonable expenses incurred in connection with attendance at meetings of our Board of Directors and the committees thereof.

Director Compensation Table

The following table sets forth a summary of the compensation earned by our Directors and/or paid to certain of our Directors pursuant to the Company’s compensation policies for the fiscal year ended June 30, 2025, other than Najeeb Ghauri and Malea Farsai who were paid as employees, or as part of their employment agreements with the Company and not as directors.

NAME	FEES EARNED OR PAID IN CASH ($)	SHARE AWARDS ($)	TOTAL ($)

Mark Caton	65,000	53,000	118,000
Syed Kausar Kazmi	53,000	53,000	106,000
Michael Francis*	53,000	53,000	106,000
	171,000	159,000	330,000

*Mr. Francis’ term ended June 30, 2024, and Mr. Ian Smith was nominated and elected subsequently. Independent members of our Board of Directors are also eligible to receive stock option or stock award grants both upon joining the Board of Directors and on an annual basis in line with recommendations by the Compensation Committee, which grants are non-qualified stock options under our Employee Stock Option Plans. Further, from time to time, the non-employee members of the Board of Directors are eligible to receive stock grants that may be granted if and only if approved by the shareholders of the Company.

CODE OF ETHICS

Code of Business Conduct & Ethics

The Company adopted its Code of Business Conduct & Ethics, as amended, and restated in November 2014, applicable to every officer, director, and employee of the Company, including, but not limited to the Company’s principal executive officer, principal financial officer, and principal accounting officer or controller, or persons performing similar functions. Our Code of Business Conduct & Ethics has been posted on our website and may be viewed at https://ir.netsoltech.com/governance-docs

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INFORMATION ABOUT DIRECTOR NOMINEES

The Board is currently comprised of five members. This year, the Board nominees are seven.

Each nominee receiving a majority of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them, a quorum being present, shall be elected as directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instruction to the contrary. Abstentions, broker non-votes and instructions on the accompanying proxy to withhold authority to vote for one or more nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action.

The Board of NetSol is comprised of a majority of independent directors. The current Independent Board members are Mr. Mark Caton, Mr. Syed Kausar Kazmi, and Mr. Ian Smith. Annually, the Nominating and Corporate Governance Committee reviews all nominations for independent board members. The Independent Board nominees are Mr. Howard, Mr. Ibrahim, Mr. Kazmi, and Mr. Smith.

DIRECTORS TABLE

The following table sets forth the names and ages of the director nominees of the Company, the principal offices and positions with the Company held by each person and the date such person became a director of the Company. Each year the shareholders elect the Board of Directors.

The directors and director nominees of the Company are as follows:

Name	Year First Elected as an Officer or Director	Age	Position Held with the Registrant	Family Relationship
Najeeb Ghauri	1997	72	Chief Executive Officer, Chairman and Director	Brother of Naeem Ghauri, President of NetSol and Board Nominee; Uncle of Asad Ghauri, President of Asia Pacific Region and Board Nominee
Naeem Ghauri	1999-2020 2025Present	68	Director; President of Registrant	Brother of Najeeb Ghauri, President of NetSol Europe; Uncle of Asad Ghauri, President of Asia Pacific Region and Board Nominee
Asad Ghauri	2012-2016 2012-Present	49	Member of the Board of Directors of Registrant President of APAC Region; President of NetSol Technologies, Thailand; Member of Board of Directors of NetSol PK	Nephew of Najeeb Ghauri, CEO and Chair of NetSol Technologies (Registrant); Nephew of Naeem Ghauri, President of NetSol Europe; Board Nominee
Richard Andrew Howard	—	61	Consultant	None
Aamir Ibrahim	—	57	None	None
Syed Kausar Kazmi	2019	72	Director	None
Ian Smith	2025	55	Director	None

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Director Qualifications

Under rules adopted by the Securities and Exchange Commission, the Company is required to describe the experience and qualifications of those persons serving as directors or nominated for election as directors. The Nominating and Corporate Governance Committee, which is charged with the responsibility of evaluating nominees for director, has historically sought individuals with prior experience in business, professional practice or government, a commitment to community involvement and, perhaps most importantly, prior service as a member of the Board of Directors. Experience gained through these pursuits is viewed by the Nominating and Corporate Governance Committee as a strong indication that individuals nominated for election as directors will possess the attributes for successful service as a member of the Board.

Business Experience of Directors

Najeeb U. Ghauri, Director, Chief Executive Officer and Chair of the Board, NetSol Technologies, Inc.

Age 72

Director since 1997

NAJEEB U. GHAURI is the Chief Executive Officer and Chairman of NetSol. He has been the Co-founder and director of the Company since 1997, Chairman since 2003 and Chief Executive Officer from January 1998 to September 2002 and from October 2006 to present. Mr. Ghauri was responsible for NetSol listing on NASDAQ in 1999 and NetSol Pakistan subsidiary listing on the Karachi Stock Exchange in 2005. Mr. Ghauri served as the Company’s Chief Executive Officer from 1999 to 2001 and as the Chief Financial Officer from 2001 to 2005. As CEO, Mr. Ghauri is responsible for managing the day-to-day operations of the Company, as well as the Company’s overall growth and expansion plan. In 2017, Mr. Najeeb Ghauri as the CEO, implemented a Company-wide initiative cutting costs which saved the Company in excess of $7,000,000. Mr. Ghauri was also instrumental in the substantial increase in revenue for fiscal year end 2015. In addition, Mr. Ghauri traveled overseas multiple times to execute the largest contract for the Company, worth over $100 million, in December 2015. Under his watch, NetSol has become a leading player in China with innovation and a cutting-edge technology. In September 2020, Mr. Ghauri was presented with the highest civilian award in Pakistan, “Sitar e Imtiaz”, a medal of pride, in recognition for his work in IT and charitable causes in Pakistan. This medal was conferred by the President of Pakistan at the President House in Islamabad, Pakistan. Prior to joining the Company, Mr. Ghauri was part of the marketing team of Atlantic Richfield Company (ARCO) (now acquired by BP), a Fortune 500 company, from 1987-1997. Prior to ARCO, he spent nearly five years with Unilever as brand and sales managers. Mr. Ghauri attended Eastern Illinois University in 1977-78 for Bachelor of Science degree in Management/Economics. He earned an M.B.A. in Marketing Management from Peter F. Drucker School of Management, Claremont, California in 1981. Mr. Ghauri was elected Vice Chairman of US Pakistan Business Council in 2006, a Washington D.C. based council of US Chamber of Commerce. He is also very active in several philanthropic activities in emerging markets and is a founding director of Pakistan Human Development Fund, a non-profit organization, a partnership with UNDP to promote literacy, health services and poverty alleviation in Pakistan. Mr. Ghauri has been invited to participate in NASDAQ opening and/or closing bell ceremonies in 2006, 2008, 2009, 2015, 2020 and 2025.

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Skills and Qualifications: Mr. Ghauri has an extensive executive, operational and strategic leadership experience in a global setting and substantial experience in establishing management performance objective and establishing goals. Mr. Ghauri not only serves the Board with his experience as a Chief Executive Officer, but also his skills and insight into global operational logistics, which he developed over the course of his 25-year career in technology industry.

Asad Ghauri, Managing Director, NetSol Europe; President of NetSol APAC

Age: 49

Director Nominee

ASAD GHAURI is a Board nominee and currently serves as President of NetSol Technologies for the Asia Pacific Region, a role he has held since May 2009. He also serves as the Group Managing Director for NetSol Technologies Europe (June 2017–present), overseeing strategic growth, regional leadership, and global client engagement across multiple markets. Mr. Asad Ghauri brings more than two decades of international leadership experience with core strengths in change management, team building, global strategic alliances, key partnership development, tactical market planning, and high-stakes negotiations. His career reflects a consistent focus on scaling operations, strengthening cross-regional collaboration, and driving long-term enterprise value. Mr. Asad Ghauri is currently based out of NetSol Pakistan’s office. He earned his Bachelor of Science degree in Computer Science from James Madison University in 2000.

Skills and Qualifications: Mr. Asad Ghauri has extensive operational and strategic leadership experience in global markets, especially in the software industry.

Naeem Ghauri, President of NetSol Technologies, Inc.; Chair of NetSol Technologies PK; Director of NetSol (UK) and NetSol Technologies, Europe Ltd.

Age: 68

Director Nominee

NAEEM GHAURI is a co-founder of NetSol Technologies, Inc. and a long-time leader in global auto and asset finance software. He has served the Company in multiple senior roles, including Chief Executive Officer, President, Director, and Global Head of Sales. From 1999 to 2020, he was a member of the Board of Directors and served as CEO from 2001 to 2006.

Mr. Ghauri has led NetSol’s global commercial strategy across APAC, Europe, the Middle East, and North America, securing major enterprise contracts with leading automotive finance companies and OEMs. He also oversaw the development of the Company’s digital retail platform for online vehicle sales and financing. During his tenure, he has helped the Company manage more than $300 billion of clients’ assets across over 200 customers worldwide. He played a central role in several landmark enterprise deals, including the company’s largest contract to date, a $100 million agreement signed in 2015 and subsequent multimillion-dollar global programs.

Prior to NetSol, Mr. Ghauri held senior roles in the European captive finance sector, including Program Director at Mercedes-Benz Finance Ltd., where he managed multi-country transformation programs. He currently serves as Chairman of NetSol Technologies Limited (Pakistan), President of NetSol Technologies, Inc., and Director of both NetSol (UK) Ltd. and NetSol Technologies Europe Ltd. He also serves on the board of Drivemate Co., Ltd. in Thailand.

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Mr. Ghauri studied Aeronautical Engineering at the Chelsea College of Aeronautical Engineering in Brighton.

Skills and Qualifications: Mr. Naeem Ghauri has served in many leadership capacities within the Company throughout the past 26 years. Through his various senior leadership positions and extensive executive experience, Mr. Ghauri brings to NetSol his unique insight related to technology, innovation, marketing, and growth, including digital and mobility strategy.

Richard Andrew Howard, Former President & CEO, Daimler Truck Financial Services (North America & Asia)

Age: 61

Director Nominee

RICHARD HOWARD is nominated to the board for the first time this year. He has served as President and CEO of Daimler Truck Financial Services for North America and Asia from 2021 to 2024, overseeing a ~$16 billion portfolio and ~850 employees. He led a major operating-model and digital transformation that improved customer experience, reduced cost-to-serve, and delivered sustained revenue growth and ROE above 20%. He also expanded the business into new mobility and service models and established strategic partnerships supporting sustainable transportation.

From 2014 to 2021, Mr. Howard served as Senior Vice President for the Freightliner brand at Daimler Truck North America, directing global Sales, Product Strategy, and Marketing for a ~$20 billion business. He sustained market leadership, doubled return on sales through a focused commercial strategy, and led a 900-person global organization.

Mr. Howard has extensive board of directors’ service experience. He has served on the Boards of Directors of Mercedes-Benz and Daimler Financial Services entities across the United Kingdom, China, Hong Kong, Australia, Japan, Korea, India, South Africa, and Taiwan, providing governance oversight across multiple regulated international markets from 2010 to present. Collectively, his board service demonstrates a strong record of international leadership, disciplined oversight, and the ability to navigate complex regulatory and cultural environments.

Mr. Howard holds an MBA from Aston Business School in England; a BA (Hons) from Birmingham City University, United Kingdom; and, has completed executive programs at Harvard Business School, INSEAD, Northwestern University, and The Wharton School.

Skills and Qualifications: Mr. Howard brings deep global financial services expertise, multi-jurisdictional board experience, and a strong record in governance, risk oversight, strategic planning, and leading complex organizations across mature and emerging markets.

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Aamir Ibrahim, CEO and President of JAZZ World; Chair of Mobillink Cash

Age: 57

Director Nominee

AAMIR IBRAHIM is nominated for his first term as a director of the Company. Mr. Ibrahim is an internationally recognized business leader with more than 25 years of experience in telecommunications, technology, and digital financial services across both emerging and developed markets. He has served as President & CEO of Jazz (VEON Pakistan) since 2016, where he has led the company’s transformation into Pakistan’s largest digital operator, delivering significant improvements in revenue, profitability, and market leadership while expanding into fintech and broader digital ecosystems.

Mr. Ibrahim brings substantial board-level expertise in corporate governance, digital transformation, M&A integration, and growth strategy. He has played a key role in shaping national digital and financial inclusion agendas and has held senior leadership positions at VEON and Telenor Group, where he led large-scale operational transformations across Asia. He has served on multiple boards, including Mobilink Microfinance Bank, and has contributed to public-sector and industry bodies focused on innovation, telecom regulation, and digital infrastructure.

Mr. Ibrahim holds an MBA from IMD Switzerland and completed the Executive Management Program at Harvard Business School.

In recognition of his contributions to Pakistan’s digital and technology landscape, Mr. Ibrahim has been awarded the Hilal-i-Imtiaz.

Skills and Qualifications: Mr. Ibrahim is widely regarded for his strategic insight, global perspective, and commitment to governance, innovation, and sustainable growth.

Syed Kausar Kazmi, Head of Commercial Banking and Business Development, Habib Bank Zurich PLC, UK

Age 72

Director since 2019

SYED KAUSAR KAZMI joined the Board of Directors in 2019. Mr. Kazmi brings over 40 years of expertise in the banking industry and is currently the Head of Commercial Banking and Business Development at Habib Bank Zurich PLC, located in London where he has served in this capacity since 2016. Prior to this position, Mr. Kazmi served as the Head of Business Development for UK and Europe at Habib Bank AG Zurich in London from 2012-2016, before which Mr. Kazmi was the CEO of the UK operations of Habib Bank AG Zurich from 2009-2012. In 2018, Mr. Kazmi was awarded by Power 100, Parliamentary Review in association with The British Publishing Company a “Lifetime Achievement Award” for his significant and lasting impact on the banking sector. In addition, Mr. Kazmi has been awarded by the Asian Media Group the “GG2 Power List” celebrating Britain’s 101 most influential Asians from 2016-2018.

Mr. Kazmi received his BSc in Chemical Engineering with II Class Honors from Habib Institute of Technology in 1974. He sits on the board of many charitable organizations, with a focus on helping raise funds. Mr. Kazmi is the Chair of the Audit Committee and is a member of the Nominating and Corporate Governance and Compensation Committees.

Skills and Qualifications: Mr. Kazmi has strong financial services and management expertise. He directs the operations of a financial services business, expending its focus on business development.

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Ian Smith, President and investor of MIP, Inc.

Age 55

Director since 2025

IAN SMITH was nominated to the Board of Directors for the first time this year in June 2025. Mr. Smith brings over 30 years’ experience in the financial services industry. As a highly experienced international CEO, with BMW Groups’ largest financial services business/region, he was responsible and accountable for a greater than $50 billion balance sheet and P&L of over $600 million NOI per year. He held various roles with BMW Groups but most significantly as Chief Executive Officer for BMW Group Financial Services-USA and the Americas from January 2017 through December 2021. He is currently the COO of Sym-Tech Dealer Services in Canada and a PEO Leadership Executive Advisor working with and leading 10 CEO’s in a peer advisory role. Mr. Smith is a former Board Advisor of Spring Free EV, a US based Fintech Company.

Mr. Smith received his BTEC National Diploma, Business & Finance at Wigan College of Technology in 1989. He completed the Professional Management Foundation Program at the Institute of Personnel Management in 1991. He received a post graduate certificate from Edinburgh Business School, Herriot-Watt University in 2006 and finally a Certificate in Company Direction from the Institute of Directors in 2013. Mr. Smith is a member of the Audit and Compensation Committee and is chair of the Nominating and Corporate Governance Committee.

Skills and Qualifications: Mr. Smith brings to the Board a seasoned expertise in automotive financial services regulated entities, leadership development and broad strategic execution. He is an innovative and driven multinational leader with deep transformation and business optimization experience.

No Arrangements of Understandings

There are no arrangements or understandings between any nominee for director and any other person(s) pursuant to which such nominee was or is to be selected as a director or nominee.

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COMPENSATION DISCUSSION AND ANALYSIS

Introduction

Our Compensation Committee is responsible for establishing and overseeing compensation programs that comply with NetSol’s executive compensation philosophy. As described in this Compensation Discussion and Analysis (“CD&A”), the Compensation Committee follows a disciplined process for setting executive compensation. This process involves analyzing factors such as Company performance, individual performance, strategic goals and competitive market data to arrive at each element of compensation. The Compensation Committee approves compensation decisions for all executive officers. An independent compensation consultant helps the Compensation Committee by providing advice, information, and an objective opinion. This CD&A will focus on the compensation awarded to NetSol’s “named executive officers”—the Chief Executive Officer, Chief Financial Officer, and General Counsel, Corporate Secretary. You can find more complete information about all elements of compensation for the named executive officers in the following discussion and in the Summary Compensation table that appears on page 51.

Fiscal 2025 Executive Compensation Highlights and Governance

This section identifies the most significant decisions and changes made regarding NetSol’s executive compensation in fiscal year 2025.

Shareholder Approval of Compensation

At the last annual general meeting held on June 24, 2025, shareholders expressed support for our executive compensation programs, with 73% of votes cast at the meeting voting to ratify the compensation of our named executive officers. Although the advisory shareholder vote on executive compensation is non-binding, the Compensation Committee has considered, and will continue to consider, the outcome of the vote and the sentiments of our shareholders when making future compensation decisions for the named executive officers. Based on the results from our last annual general meeting, the Compensation Committee believes shareholders support the Company’s executive compensation philosophy and the compensation paid to the named executive officers.

Taking into account the support of this plan at our June 24, 2025, Annual Shareholders Meeting, the Compensation Committee believes the compensation program meaningfully explains the Compensation Committee’s compensation decisions and its determination to tie long term incentives of the Chief Executive Officer to performance criteria. The Compensation Committee continues to reach out to its shareholders regarding their positions on the Company’s compensation program. In connection with the proxy solicitations, the executive compensation was discussed with certain of our top shareholders and their general acceptance of the compensation structure is reflected in the proxy vote results. Accordingly, the Compensation Committee will continue to provide the CEO with a bonus criterion that is based on total revenues and income from operations on a graduated basis. Bonuses would be paid 60% in cash and 40% in stock valued at the share price on June 30th of the fiscal year in which it was earned.

Governance and Evolving Compensation Practices

The Compensation Committee and the Board are aware of evolving practices in executive compensation and corporate governance. In response, we have adopted and/or maintained certain policies and practices that are in keeping with “best practices” in many areas. For example:

○ The Compensation Committee may periodically engage an independent compensation consultant to evaluate our chief executive officer’s executive compensation practices in comparison to a peer group.

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○ We do not provide excessive executive perquisites to our named executive officers.

○ Our incentive plans expressly prohibit repricing of options (directly or indirectly) without prior shareholder approval.

○ Our policy on the prevention of insider trading prohibits various types of transactions involving Company stock or securities, including short sales, options trading, hedging, margin purchases and pledges.

○ Our stock ownership guidelines require our executive officers to align their long-term interests with those of our shareholders.

○ Our policy prohibits the named executive officers from selling any newly issued shares for a period of three months, in an open market transaction.

○ Beginning with our fiscal year 2019 to current, we modified our compensation practices for our CEO to tie a significant portion to financial results both on a top line and bottom-line basis.

General Compensation Overview

For 2025, compensation designed for our executive officers consisted of:

●	Base Salary
●	Cash awards at the discretion of the Compensation Committee
●	Stock purchase options; and
●	Ability to participate generally in all group health and welfare benefit programs and tax-qualified retirement plans on the same basis as applicable to all of our employees.

In response to discussions, we have had with certain shareholders and given the percentage voting in favor of our executive compensation, beginning with the 2019 fiscal year, Chief Executive Officer compensation shall consist of:

●	Base Salary
●	Short-term cash awards conditioned upon achieving objective performance targets
●	Long-term equity in the form of time and objective performance targets; and
●	Ability to participate generally in all group health and welfare benefit programs and tax-qualified retirement plans on the same basis as applicable to all of our employees.

The Compensation Committee administers the cash and non-cash compensation programs applicable to our executive officers. The Compensation Committee makes all decisions about executive officer compensation for the Chief Executive Officer and the remaining named executives after discussion with our Chief Executive Officer about his direct reports. The Compensation Committee has often refined the direct reports’ compensation recommendations made by the Chief Executive Officer. Our Chief Executive Officer’s compensation is determined solely by the Compensation Committee, which, consistent with NASDAQ requirements, is comprised exclusively of independent directors, and the Chief Executive Officer does not participate in Committee decisions surrounding his compensation.

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Independent Compensation Consultant

The Compensation Committee retained Compensation Resources, Inc. as its independent compensation consultant in prior years. Compensation Resources, Inc., when consulted, provides chief executive officer and director compensation consulting services to the Compensation Committee, including a competitive market analysis of peers and the base salary, total cash compensation and total direct compensation. Interactions with Compensation Resources was limited to the Compensation Committee Chair and interaction with executives was generally limited to discussions as required to compile information at the Compensation Committee’s direction. Based on these factors and its own evaluation of Compensation Resources’ independence pursuant to the requirements approved and adopted by the SEC, the Compensation Committee has determined that the work performed by Compensation Resources does not raise any conflicts of interest. During fiscal year 2025, Compensation Resources did not provide services to the Company as there were no material changes to any executive’s compensation.

Compensation Philosophy and Objectives

Our executive compensation philosophy calls for competitive total compensation that will reward executives for achieving individual and corporate performance objectives and will attract, motivate and retain leaders who will drive the creation of shareholder value. It incorporates elements that create shareholder value by driving financial performance, retaining a high-performing and talented executive team, and aligning the interests of the executive team with the interests of shareholders. The Compensation Committee reviews the compensation and benefit programs for executive officers, including the named executive officers, and performs an annual assessment of the Company’s executive compensation policy. In determining total compensation, the Compensation Committee considers the objectives and attributes described below.

Executive Compensation Principles
Shareholder Alignment	● ●

Our executive compensation programs are designed to create shareholder value.

Long-term incentive awards, delivered in the form of equity, make up a portion of our executives’ total compensation and closely align the interests of executives with the long-term interests of our shareholders. Our policy prohibits the named executive officers from selling any newly issued shares for a period of three months, on an open market transaction.

Performance based	●	Long-term incentive awards are designed to reward our executive officers for creating long-term shareholder value. Long-term incentive awards are granted primarily in the form of stock options and/or shares.
Appropriate Risk	●	Our executive compensation programs are designed to encourage executive officers to take appropriate risks in managing their businesses to achieve optimal performance.
Competitive with external talent markets	●	Our executive compensation programs are designed to be competitive within the relevant markets.
Simple and transparent	●	Our executive compensation programs are designed to be readily understood by our executives, and transparent to our investors.

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Compensation Analysis Peer Group

After consideration of business models, company revenue and market capitalization of other companies in the Company’s technology industry segment, and with the input from Compensation Resources, Inc., the compensation consultant used by the Company at the time the study was last conducted, the Compensation Committee established the following list of peer companies to provide a comparative framework for use in setting executive compensation:

Logility Supply Chain Solutions, Inc.

Cass Information Systems

Digital Turbine, Inc.

Mitek Systems, Inc.

SPS Commerce Inc.

Executive Officer Base Salaries and Compensation Comparisons

Compensation plans are developed by utilizing publicly available compensation data in the information technology and software services industries. We believe that the practices of these groups of companies provide us with appropriate compensation benchmarks, because these groups of companies are in similar businesses and tend to compete with us for executives and other employees. For benchmarking executive compensation, we typically review the compensation data we have collected from these groups of companies, as well as a subset of the data from those companies that have a similar number of employees as the Company. The Compensation Committee determines the appropriate compensation packages in addition to taking into account the unique global scale of the Company’s business. While taking into account consultants’ general recommendations about the size and components of compensation, other publicly available compensation information, peer groups and alike, we believe our philosophy to continue on the basis of a pay-for-performance is the best framework for setting executive compensation.

In establishing the compensation of our named Chief Executive Officer and President, we based the amounts primarily on the market data and advice provided by Compensation Resources, Inc. with respect to the compensation paid to individuals who perform substantially similar functions within the peer group companies. In connection with the other named executive officers, we also relied on the recommendations of the Chief Executive Officer’s analysis relative to those individuals’ performance and compensation. We also examined the outstanding stock options and equity grants held by the executive officers for the purpose of considering the retention value of any additional equity awards.

As a general guideline, for our named executive officers, we aim to set base salary, cash compensation and total compensation at approximately the mean market range. Our analysis determined that the base salary of our Chief Executive Officer was slightly above the mean, cash compensation was generally within the mean, but the total direct compensation was below the mean. As such, it was determined to develop a long-term, performance-based element of the compensation that brought the total direct compensation within the mean.

2025 Executive Compensation Components

Base Salary

An executive’s base salary is a fixed element of the executive’s compensation intended to attract and retain executives. It is evaluated together with components of the executive’s other compensation to ensure that the executive’s total compensation is consistent with our overall compensation philosophy. Base salaries are adjusted annually by the Compensation Committee.

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The base salaries were established in arms-length negotiations between the executive and the Company, considering their extensive experience, knowledge of the industry, track record, and achievements on behalf of the Company. The Company expects each named executive officer to contribute to the Company’s overall success as a member of the executive team rather than focus solely on specific objectives within the officer’s area of responsibility.

Mr. Ghauri’s base salary for fiscal year 2025 was $840,000 and in addition he received $200,000 in allowances. Mr. Ghauri’s base salary will be $840,000 and allowances will remain the same for fiscal year 2026. Mr. Almond’s base salary for fiscal year 2025 was $275,000. For fiscal year 2026, Mr. Almond’s salary will be $281,875. Ms. McGlasson’s salary for fiscal year 2025 was $252,312 and her base salary for fiscal year 2026 will be $258,620. The Compensation Committee determined that salary alone was an adequate basis for short term compensation, and that equity incentives would be used for the long-term elements of incentive programs for Ms. McGlasson and Mr. Almond.

Annual Bonus

Our compensation program includes eligibility for bonuses as rewarded by the Compensation Committee. All executives are eligible for annual performance-based cash bonuses in accordance with Company policies. The Compensation Committee takes into consideration the executive’s performance during the previous year to determine eligibility for discretionary bonuses. Further, the compensation committee will review, if applicable, the performance criteria set forth in an executive’s previous year’s agreement and will determine if the executive has met such criteria in order to achieve the bonus. The Company’s bonus criteria at the executive management level is typically based on a gross revenue and income from operations targets. Cash bonuses, if any for 2025 are reflected in the summary of compensation table on page 51. For 2025, based on structured key performance indices (KPI)’) by the Compensation Committee, Mr. Ghauri earned a bonus of $210,340. See bonus structure as discussed below on page 49. The Compensation Committee determined that Gross Revenue and Income from Operations structure used in fiscal 2025 continues to be a proper measure for measuring Mr. Ghauri’s performance in that it encourages his participation in revenue generating activities and continues to incentivize him to monitor and maximize cost efficiency.

Long-Term Equity Incentive Compensation

We believe that long-term performance is achieved through an ownership culture that encourages long-term participation by our executives in equity-based awards. Because base salary and equity awards are such basic elements of compensation within our industry, as well as the high technology and software industries in general, and are generally expected by employees, we believe that these components must be included in our compensation mix in order for us to compete effectively for talented executives. We award time based vested stock from our Equity Incentive Plans for several reasons. First, such awards facilitate retention of our executives. Restricted stock generally vests only if the executive remains employed by the Company. Second, time-based stock awards align executive compensation with the interests of our shareholders and thereby focuses executives on increasing value for the shareholders. Time vested stock generally only provides a superior return if the stock price appreciates, and results in materially less dilution to the shareholders than options while frequently providing equivalent value to the employee at less cost to the Company than options. In determining the number of shares to be granted to executives, we take into account the individual’s position, scope of responsibility, ability to affect profits and shareholder value, past and recent performance, and the estimated value of shares at the time of grant. Assuming individual performance at a level satisfactory to the Compensation Committee, the size of total equity compensation is generally targeted at the 50th percentile for the peer group. As indicated above, market data, including compensation percentiles, were among several factors the committee reviewed in determining compensation.

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Equity incentives provided to executives are determined by the Fair Market Value of our common stock on the grant date. Each executive’s stock award was based on an analysis of the Compensation Committee of an appropriate overall cash compensation for each individual taking into account their position and compensation at similarly situated companies. Each executive’s stock award was based on a desired overall compensation cash value less the base salary as approved by the Compensation Committee.

Mr. Najeeb Ghauri is eligible to receive grants of shares based on the performance criteria connected to gross revenues and net income from operations as discussed below. The total compensation, including equity grants, is designed to bring the Chief Executive Officer to the mean market average.

Mr. Najeeb Ghauri’s bonus for fiscal year 2025 is based on the total revenues and income from operations on a graduated basis. The following table demonstrates the graduated percentage of bonus that Mr. Ghauri will be eligible to earn based on the percentage of the goal achieved. Bonuses will be paid 60% in cash and 40% in shares of common stock valued on June 30, 2025. Total net revenues and income from operations are based on those values reported for the year ending June 30, 2025, excluding any adjustments relating to changes in revenue recognition policy.

Mr. Ghauri’s bonus for fiscal year 2025 shall be based on total revenues and income from operations on a graduated basis. The following table demonstrates the graduated percentage of bonus that Mr. Ghauri will be eligible to earn based on the percentage of the goal achieved. Bonuses will be paid 60% in cash and 40% in shares of common stock valued on June 30 of the fiscal year in question The bonus shall be calculated based on the increase in annual revenues compared to the baseline revenue. The baseline revenue for the purpose of this bonus calculation shall be defined as the highest annual revenue achieved in any previous year beginning with Fiscal Year End June 30, 2024. Under no circumstances shall the baseline revenue be adjusted downward, even if annual revenues in subsequent years fall below this highest annual revenue mark.

	Allocated Bonus %	% of Bonus	25%	50%	100%	125%	150%	175%	200%
Net revenues	55%	Increase in revenues	5%	10%	15%	20%	25%	30%	35%
Bonus Earned			$82,500	$165,000	$330,000	$412,500	$495,000	$577,500	$660,000

		% of Bonus	25%	50%	100%	125%	150%	175%	200%
Income from Operations	45%	Income from Operations %	5.0%	7.5%	10.0%	12.5%	15.0%	17.5%	20.0%
Bonus Earned			$67,500	$135,000	$270,000	$337,500	$405,000	$472,500	$540,000

Total Bonus			$150,000	$300,000	$600,000	$750,000	$900,000	$1,050,000	$1,200,000

Perquisites and Other Personal Benefits

We provide named executive officers with perquisites and other personal benefits that we believe are reasonable and consistent with our overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Compensation Committee periodically reviews the level of perquisites and other personal benefits provided to NetSol’s executive officers.

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We maintain benefits and perquisites that are offered to all employees, including health and dental insurance. Benefits and perquisites may vary in different country locations and are consistent with local practices and regulations.

Termination Based Compensation

Upon termination of employment, all executive officers with a written employment agreement are entitled to receive severance payments under their employment agreements. In determining whether to approve, and as part of the process of setting the terms of, such severance arrangements, the Compensation Committee recognizes that executives and officers often face challenges securing new employment following termination. Further, the Committee recognizes that many of the named executives and officers have participated in the Company since its founding and that this participation has not resulted in a return on their investments. Termination and Change in Control Payments considered both the risk and the dedication of these executives’ service to the Company.

Our Chief Executive Officer has an employment agreement that provides, if his employment is terminated without cause or if the executive terminates the agreement with Good Reason, he is entitled to (a) all remaining salary to the end of the date of termination, plus salary from the end of the employment term through the end of the fourth anniversary of the date of termination, and (b) the continuation by the Company of medical and dental insurance coverage for him and his family until the end of the employment term and through the end of the fourth anniversary of the date of termination. Provided, however, if such benefits cannot be continued for this extended period, the Executive shall receive cash (including a tax-equivalency payment for Federal, state and local income and payroll taxes assuming Executive is in the maximum tax bracket for all such purposes) where such benefits may not be continued. These agreements further provide for vesting of all options and restrictive stock grants, if any.

Our Chief Financial Officer has an employment agreement that provides, if his employment is terminated without cause or if the executive terminates the agreement with Good Reason, he is entitled to (a) all remaining salary to the end of the date of termination, plus salary from the end of the employment term through the end of the second anniversary of the date of termination, and (b) the continuation by the Company of medical and dental insurance coverage for him and his family until the end of the employment term and through the end of the second anniversary from the date of termination. Provided, however, if such benefits cannot be continued for this extended period, the Executive shall receive cash (including a tax-equivalency payment for Federal, state and local income and payroll taxes assuming Executive is in the maximum tax bracket for all such purposes) where such benefits may not be continued. These agreements further provide for vesting of all options and restrictive stock grants, if any.

The Secretary of the Company has an employment agreement that provides, if she is terminated without cause or if the executive terminates the agreement with Good Reason, she is entitled to (a) all remaining salary to the end of the date of termination, plus salary from the end of the employment term through the end of the second anniversary of the date of termination, and (b) the continuation by the Company of medical and dental insurance coverage for her and her family until the end of the employment term and through the end of the second anniversary of the date of termination. Provided, however, if such benefits cannot be continued for this extended period, the Executive shall receive cash (including a tax-equivalency payment for Federal, state and local income and payroll taxes assuming Executive is in the maximum tax bracket for all such purposes) where such benefits may not be continued. These agreements further provide for vesting of all options and restrictive stock grants, if any.

These agreements were designed to assist in the retention of the services of our named executives and to determine in advance the rights and remedies of the parties in connection with any termination. The types and amounts of compensation and the triggering events set forth in these agreements were based on a review of the terms and conditions of normal and customary agreements in our competitive marketplace.

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Tax and Accounting Implications

Deductibility of Executive Compensation

As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that we may not deduct compensation of more than $1,000,000 that is paid to certain individuals. The Compensation Committee is aware of the limitations imposed by Section 162(m) and considers the issue of deductibility when and if circumstances warrant. The committee reviews proposed compensation plans in light of applicable tax deductions, and generally seeks to maximize the deductibility for tax purposes of all elements of compensation. However, the committee may approve compensation that does not qualify for deductibility, including stock option and time-based restricted stock awards, if and when the committee deems it to be in the best interests of the Company and our shareholders.

Accounting for Stock-Based Compensation

We account for stock-based payments, including awards under our Employee Stock Option Plans, in accordance with the of Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation – Stock Compensation.

Summary Compensation

The following table shows the compensation for the fiscal years ended June 30, 2025 and 2024, earned by our Chairman and Chief Executive Officer, our Chief Financial Officer who is our Principal Financial and Accounting Officer, and others considered to be executive officers of the Company.

Name and Principle Position	Fiscal Year Ended	Salary ($)		Bonus ($)		Stock Awards ($) (1)	Option Awards ($)		All Other Compensation ($)		Total ($)
Najeeb Ghauri	2025	$840,000		$210,340	(2)	$-	$-	(3)	$230,400	(4)	$1,280,740
CEO & Chairman	2024	$693,000		$472,890	(2)	$-	$20,285	(3)	$226,400	(4)	$1,412,575
Naeem Ghauri	2025	$1,045,714	(5)	$250,000	(6)	$-	$-	(3)	$-		$1,295,714
President	2024	$920,000	(5)	$-	(6)	$-	$20,285	(3)	$-		$940,285
Roger K Almond	2025	$275,000		$25,000		$-	$-		$38,058	(7)	$338,058
Chief Financial Officer	2024	$226,000		$20,000		$-	$-		$58,513	(7)	$304,513
Patti L. W. McGlasson	2025	$252,312		$-		$-	$-		$33,043	(8)	$285,355
Secretary, General Counsel	2024	$233,622		$-		$-	$-		$31,763	(8)	$265,385

(1) There were no stock awards during the two years presented.

(2) Bonus was awarded based on Mr. Ghauri’s bonus structure as detailed on page 49.

(3) Mr. Najeeb Ghauri and Mr. Naeem Ghauri were granted 50,000 options at an exercise price of $2.15 that vested immediately with a one-year expiration and have been fully exercised.

(4) Per Mr. Najeeb Ghauri’s compensation agreement, other compensation includes a fixed allowance of $200,000 to cover perquisites and benefits such as car allowance, insurance premiums, and home office allowance. In addition, other compensation includes Company contributions under the 401(k) plan for the fiscal years ended June 30, 2025, and 2024.

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(5) Consists of $815,714 and $780,000 base salary and $230,000 and $140,000 commission for the fiscal years ended June 30, 2025, and 2024, respectively.

(6) Per Mr. Naeem Ghauri’s compensation agreement, he received $250,000 and $nil in bonus for the fiscal years ended June 30, 2025, and 2024, respectively.

(7) Consists of employer-paid medical and dental insurance premiums and the Company contributions under the 401(k) plan for the fiscal years ended June 30, 2025, and 2024.

(8) Consists of employer-paid medical and dental insurance premiums and the Company contributions under the 401(k) plan for the fiscal years ended June 30, 2025, and 2024.

Grants of Plan-Based Awards

There were no stock grants during the two years presented.

Discussion of Summary Compensation Table

The terms of our executive officers’ compensation are derived from our employment agreements with them and the annual performance review by our Compensation Committee. The terms of Mr. Najeeb Ghauri’s employment agreement with the Company were the result of negotiations between the Company and the executive and were approved by our Compensation Committee and Board of Directors. The terms of Ms. McGlasson’s and Mr. Almond’s employment agreement with the Company were the result of negotiations between our Chief Executive Officer and the employees and were approved by our Compensation Committee.

Employment Agreement with Najeeb Ghauri

Effective July 1, 2024, the Company entered into an amended and restated employment agreement with our Chief Executive Officer, Najeeb Ghauri (the “CEO Agreement”). The CEO Agreement was amended solely to place the base salary and bonus structure for Mr. Ghauri into the Appendix to the CEO Agreement. All other material terms remain unchanged. From the agreement entered into with Mr. Ghauri in January 1, 2007, and amended thereafter. Pursuant to the CEO Agreement between Mr. Ghauri and the Company the Company agreed to employ Mr. Ghauri as its Chief Executive Officer for a five-year term. The term of employment automatically renews for 12 additional months unless notice of intent to terminate is received by either party at least 6 months prior to the end of the term. For the fiscal year 2025, Mr. Ghauri is entitled to an annualized compensation of $1,040,000 consisting of salary, allowances, perquisites and benefits, and is eligible for annual bonuses based on the bonus structure adopted by the Compensation Committee as described in Item 11 under Executive Compensation beginning on page 44. For fiscal year 2026, Mr. Ghauri’s annualized compensation consisting of salary, allowance, perquisites and benefits will be $1,040,000. Mr. Ghauri is entitled to six weeks of paid vacation per calendar year.

The CEO Agreement also includes provisions respecting severance, non-solicitation, non-competition, and confidentiality obligations. Pursuant to the CEO Agreement, if he terminates his employment for Good Reason (as described below), or, is terminated prior to the end of the employment term by the Company other than for Cause (as described below) or death, he shall be entitled to all remaining salary from the termination date until 48 months thereafter, at the rate of salary in effect on the date of termination, immediate vesting of all options and continuation of all health related plan benefits for a period of 48 months. He shall have no obligation to seek other employment and any income so earned shall not reduce the foregoing amounts. If he is terminated by the Company for Cause (as described below), or at the end of the employment term, he shall not be entitled to further compensation. Under the CEO Agreement, Good Reason includes the assignment of duties inconsistent with his title, a material reduction in salary and perquisites, the relocation of the Company’s principal office by 30 miles, if the Company asks him to perform any act which is illegal, including the commission of a crime or act of moral turpitude, or a material breach of the CEO Agreement by the Company. Under the CEO Agreement, Cause includes conviction of crime involving moral turpitude, failure to perform his duties to the Company, engaging in activities which are directly competitive to or intentionally injurious to the Company, or any material breach of the CEO Agreement by Mr. Ghauri.

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The above summary of the CEO Agreement is qualified in its entirety by reference to the full text of the CEO Agreement, a copy of which was filed as an exhibit to the Company’s 10-K for the fiscal year ended June 30, 2024.

Employment Agreement with Roger K. Almond

Effective July 1, 2024, the Company entered into an amended and restated employment agreement with our Chief Executive Officer, Roger Almond (the “CFO Agreement”). The CFO Agreement was amended solely to place the base salary for Mr. Almond into the Appendix to the CFO Agreement. All other material terms remain unchanged from the agreement entered into with Mr. Almond on March 1, 2015, and amended thereafter. According to the terms of the CFO Agreement, the term of the agreement automatically extends for an additional one-year period unless notice of intent to terminate is received by either party at least 6 months prior to the end of the term. For the fiscal year 2025, Mr. Almond was entitled to an annualized base salary of $275,000 per annum, and eligible for annual bonuses at the discretion of the Chief Executive Officer. Mr. Almond’s salary for the fiscal year 2026 will be $281,875 and is eligible for annual bonuses at the discretion of the Chief Executive Officer. In addition, Mr. Almond is entitled to participate in the Company’s equity incentive plans and is entitled to six weeks of paid vacation per calendar year.

The CFO Agreement also includes provisions respecting severance, non-solicitation, non-competition, and confidentiality obligations. Pursuant to the CFO Agreement, if he terminates his employment for Good Reason (as described below), or, is terminated prior to the end of the employment term by the Company other than for Cause (as described below) or death, he shall be entitled to all remaining salary from the termination date until 24 months thereafter, at the rate of salary in effect on the date of termination, immediate vesting of all options and continuation of all health related plan benefits for a period of 24 months. He shall have no obligation to seek other employment and any income so earned shall not reduce the foregoing amounts. If he is terminated by the Company for Cause (as described below), or at the end of the employment term, he shall not be entitled to further compensation. Under the CFO Agreement, Good Reason includes the assignment of duties inconsistent with his title, a material reduction in salary and perquisites, the relocation of the Company’s principal office by 60 miles, if the Company asks him to perform any act which is illegal, including the commission of a crime or act of moral turpitude, or a material breach of the CFO Agreement by the Company. Under the CFO Agreement, Cause includes conviction of crime involving moral turpitude, failure to perform his duties to the Company, engaging in activities which are directly competitive to or intentionally injurious to the Company, or any material breach of the CFO Agreement by Mr. Almond.

The above summary of the CFO Agreement is qualified in its entirety by reference to the full text of the CFO Agreement, a copy of which was filed as an exhibit to the Company’s 10-K for the fiscal year ended June 30, 2024.

Employment Agreement with Patti L. W. McGlasson

Effective July 1, 2024, the Company entered into an amended and restated employment agreement with our Secretary, General Counsel and Senior Vice President, Legal and Corporate Affairs, Patti L. W. McGlasson (the “GC Agreement”). The GC Agreement was amended solely to include Ms. McGlasson’s current title and to place the base salary for Ms. McGlasson into the Appendix to the GC Agreement. All other material terms remain unchanged from the agreement entered into with Ms. McGlasson in January 1, 2006, and amended thereafter. Pursuant to the General Counsel Agreement, the Company agreed to employ Ms. McGlasson as its Secretary, General Counsel and Sr. Vice President of Legal and Corporate Affairs for one-year terms. According to the terms of the GC Agreement, the term of the agreement automatically extends for an additional one-year period unless notice of intent to terminate is received by either party at least 6 months prior to the end of the term. GC Agreement, Ms. McGlasson is entitled to an annualized base salary of $252,312 per annum for the fiscal year 2025 and is eligible for annual bonuses at the discretion of the Chief Executive Officer. Ms. McGlasson’s salary for fiscal year 2026 will be $258,620. In addition, Ms. McGlasson is entitled to participate in the Company’s equity incentive plans and is entitled to six weeks of paid vacation per calendar year.

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The GC Agreement also includes provisions respecting severance, non-solicitation, non-competition, and confidentiality obligations. Pursuant to the General Counsel Agreement, if she terminates her employment for Good Reason (as described below), or, is terminated prior to the end of the employment term by the Company other than for Cause (as described below) or death, she shall be entitled to all remaining salary from the termination date until 24 months thereafter, at the rate of salary in effect on the date of termination, immediate vesting of all options and continuation of all health related plan benefits for a period of 24 months. She shall have no obligation to seek other employment and any income so earned shall not reduce the foregoing amounts. If she is terminated by the Company for Cause (as described below), or at the end of the employment term, she shall not be entitled to further compensation. Under the General Counsel Agreement, Good Reason includes the assignment of duties inconsistent with her title, a material reduction in salary and perquisites, the relocation of the Company’s principal office by 60 miles, if the Company asks her to perform any act which is illegal, including the commission of a crime or act of moral turpitude, or a material breach of the General Counsel Agreement by the Company. Under the General Counsel Agreement, Cause includes conviction of crime involving moral turpitude, failure to perform her duties to the Company, engaging in activities which are directly competitive to or intentionally injurious to the Company, or any material breach of the General Counsel Agreement by Ms. McGlasson.

The above summary of the General Counsel Agreement is qualified in its entirety by reference to the full text of the GC, a copy of which was filed as an exhibit to the Company’s 10-K for the fiscal year ended June 30, 2024.

Outstanding Equity Awards at Fiscal Year-End

The following table shows there were no grants of stock options and grants of unvested stock awards outstanding on June 30, 2025, the last day of our fiscal year, to each of the individuals named in the Summary Compensation Table.

	OPTION AWARDS				STOCK AWARDS
NAME	NUMBER OF SECURITIES UNDERLYING OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING OPTIONS (#) UNEXERCISABLE	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OF COMMON STOCK THAT HAVE NOT VESTED	MARKET VALUE OF SHARES THAT HAVE NOT VESTED ($)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES THAT HAVE NOT VESTED	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF SHARES THAT HAVE NOT VESTED ($)
Najeeb Ghauri	-	-	-		-	-	-	-
Naeem Ghauri	-	-	-		-	-	-	-
Roger K Almond	-	-	-		-	-	-	-
Patti L. W. McGlasson	-	-	-		-	-	-	-

Pension Benefits

We do not have any qualified or non-qualified defined benefit plans.

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Potential Payments upon Termination or Change of Control

Generally, regardless of the manner in which a named executive officer’s employment terminates, the executive officer is entitled to receive amounts earned during the term of employment. Such amounts include the portion of the executive’s base salary that has accrued prior to any termination and not yet been paid, and unused vacation pay.

In addition, we are required to make the additional payments and/or provide additional benefits to the individuals named in the Summary Compensation Table in the event of a termination of employment or a change of control, as set forth below.

Change-in-Control Payments

Najeeb Ghauri, Chairman and Chief Executive Officer

In the event that Mr. Ghauri is terminated as a result of a change in control, he is entitled to all payments due in the event of a termination for Cause or Good Reason and: (a) a onetime payment equal to the product of 2.99 and his salary during the preceding 12 months; (b) a one-time payment equal to the higher of (i) Executive’s bonus for the previous year and (ii) one percent of the Company’s consolidated gross revenues for the previous twelve (12) months; and at the election of the Executive, (c) a one-time cash payment equal to the cash value of all shares eligible for exercise upon the exercise of Executive’s Options then currently outstanding and exercisable as if they had been exercised in full (the “Change of Control Termination Payment”). In the event Executive elects to receive the cash value of the shares underlying Executive’s options, he shall so notify the Company of his intent.

The following table summarizes the potential payments to Mr. Ghauri assuming his employment with us was terminated, or a change of control occurred on June 30, 2025, the last day of our most recently completed fiscal year.

BENEFITS AND PAYMENTS	TERMINATION AFTER CHANGE OF CONTROL	TERMINATION UPON DEATH OR DISABILITY	TERMINATION BY US WITHOUT CAUSE OR BY EXECUTIVE FOR GOOD REASON

Base Salary Continuance	$3,360,000	$140,000	$3,360,000
Health Related Benefits	47,040	-	47,040
Bonus	-	-	-
Salary Multiple Pay-out	2,511,600	-	-
Bonus or Revenue One-time Pay-Out	660,882	-	-
Net Cash Value of Options	-	-	-

Total	$6,579,522	$140,000	$3,407,040

Roger Almond, Chief Financial Officer

In the event that Mr. Almond is terminated as a result of a change in control, he is entitled to all payments due in the event of a termination for Cause or Good Reason and: (a) a onetime payment equal to the product of 2.99 and his salary during the preceding 12 months; (b) a one-time payment equal to the higher of (i) Executive’s bonus for the previous year and (ii) one-half of one percent of the Company’s consolidated gross revenues for the previous twelve (12) months (the “Change of Control Termination Payment”).

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The following table summarizes the potential payments to Mr. Almond assuming his employment with us was terminated, or a change of control occurred on June 30, 2025, the last day of our most recently completed fiscal year.

BENEFITS AND PAYMENTS	TERMINATION AFTER CHANGE OF CONTROL	TERMINATION UPON DEATH OR DISABILITY	TERMINATION BY US WITHOUT CAUSE OR BY EXECUTIVE FOR GOOD REASON

Base Salary Continuance	$550,000	$45,833	$550,000
Health related benefits	30,552	-	30,552
Bonus	-	-	-
Salary Multiple Pay-out	822,250	-	-
Bonus or Revenue One-time Pay-Out	330,441	-	-
Net Cash Value of Options	-	-	-

Total	$1,733,243	$45,833	$580,552

Patti L. W. McGlasson, Senior V.P. of Legal and Corporate Affairs, Secretary and General Counsel

In the event that Ms. McGlasson is terminated as a result of a change in control, she is entitled to all payments due in the event of a termination for Cause or Good Reason and: (a) a onetime payment equal to the product of 2.99 and her salary during the preceding 12 months; (b) a one-time payment equal to the higher of (i) Executive’s bonus for the previous year and (ii) one-half of one percent of the Company’s consolidated gross revenues for the previous twelve (12) months (the “Change of Control Termination Payment”).

The following table summarizes the potential payments to Ms. McGlasson assuming her employment with us was terminated, or a change of control occurred on June 30, 2025, the last day of our most recently completed fiscal year.

BENEFITS AND PAYMENTS	TERMINATION AFTER CHANGE OF CONTROL	TERMINATION UPON DEATH OR DISABILITY	TERMINATION BY US WITHOUT CAUSE OR BY EXECUTIVE FOR GOOD REASON

Base Salary Continuance	$504,624	$42,052	$504,624
Health related benefits	25,752	-	25,752
Bonus	-	-	-
Salary Multiple Pay-out	754,413	-	-
Bonus or Revenue One-time Pay-Out	330,441	-	-
Net Cash Value of Options	-	-	-

Total	$1,615,230	$42,052	$530,376

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Director Compensation

Director Compensation Policy

Mr. Najeeb Ghauri and Ms. Malea Farsai are not paid any fees or other compensation for services as members of our Board of Directors.

The Committee has previously relied on a survey conducted by Compensation Resources, Inc. in setting compensation for the non-employee members of our Board of Directors. As with named executives, the aim is to compensate the Board of Directors at the mean of peer companies. Any additional cash and/or equity compensation for the fiscal year beginning was designed to maintain this mean.

The non-employee members of our Board of Directors received compensation for services as directors as well as reimbursement for documented reasonable expenses incurred in connection with attendance at meetings of our Board of Directors and the committees thereof.

Director Compensation Table

The following table sets forth a summary of the compensation earned by our Directors and/or paid to certain of our Directors pursuant to the Company’s compensation policies for the fiscal year ended June 30, 2025, other than Najeeb Ghauri and Malea Farsai who were paid as part of their employment agreements, if any, with the Company and not as directors.

NAME	FEES EARNED OR PAID IN CASH ($)	SHARE AWARDS ($)	TOTAL ($)

Mark Caton	65,000	53,000	118,000
Syed Kausar Kazmi	53,000	53,000	106,000
Michael Francis*	53,000	53,000	106,000
	171,000	159,000	330,000

*Mr. Francis’ term ended June 30, 2024, and Mr. Ian Smith was nominated and elected subsequently. Independent members of our Board of Directors are also eligible to receive stock option or stock award grants both upon joining the Board of Directors and on an annual basis in line with recommendations by the Compensation Committee, which grants are non-qualified stock options under our Employee Stock Option Plans. Further, from time to time, the non-employee members of the Board of Directors are eligible to receive stock grants that may be granted if and only if approved by the shareholders of the Company.

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis contained within this Proxy Statement with management and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into NetSol Technologies, Inc. Annual Report on Form 10K for the year ended June 30, 2024, as previously filed.

Compensation Committee

Mark Caton (Chair)

Syed Kausar Kazmi

Michael Francis

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS

The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock, its only class of outstanding voting securities as of April 28, 2026, by (i) each person who is known to the Company to own beneficially more than 5% of the outstanding common stock with the address of each such person, (ii) each of the Company’s present directors and officers, and (iii) all officers and directors as a group:

			Number of Shares
Name of Beneficial Owner (1)			Beneficially Owned (2)	Percentage
Najeeb Ghauri	(3	)(a)	965,472	8.14%
Naeem Ghauri	(3	)(a)	459,853	3.90%
Mark Caton	(3)		173,839	1.50%
Malea Farsai	(3)		39,811	*
Syed Kausar Kazmi	(3)		83,702	*
Ian Smith	(3)		10,028	*
Patti McGlasson	(3)		81,050	*
Roger Almond	(3)		20,736	*
The Vanguard Group	(5)		649,497	5.47%
Todd M Felte	(6)		602,934	5.08%
All officers and directors as a group (nine persons)			1,834,491	13.54%

* Less than one percent

(1) Except as otherwise indicated, the Company believes that the beneficial owners of the common stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.

(2) Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of common stock relating to share grants that will vest or options currently exercisable or exercisable within 60 days of April 28, 2026, are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares shown as beneficially owned by them.

(3) Address: c/o NetSol Technologies, Inc. at 16000 Ventura Blvd., Suite 770, Encino, CA 91436.

(4) Shares issued and outstanding as of April 28, 2026, were 11,860,436.

(5) 5% or greater shareholder based on Schedule 13G/A filing on December 31, 2025. Based on its 13G/A filed on March 27, 2026, Vanguard transitioned its parent company into a holding company showing holdings of NetSol Technologies, Inc. as zero for parent company. Portfolio management and proxy voting responsibilities have been transferred to two new subsidiaries which have not filed their holdings with the SEC as of April 28, 2026.

(6) 5% or greater shareholder based on Schedule 13G/A filing on January 21, 2025.

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DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS FOR FISCAL 2026

The Rules of the Securities and Exchange Commission permit shareholders of the Company, after notice to the Company, to present proposals for shareholder action in the Company’s proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by Company action in accordance with the proxy rules published by the Securities and Exchange Commission. The Company’s 2026 annual meeting of shareholders is expected to be held on or about June 17, 2027, and proxy materials in connection with that meeting are expected to be mailed on or about May 5, 2027. The Company must receive shareholder proposals prepared in accordance with the proxy rules by January 5, 2027.

A proposal which is received after that date or which otherwise fails to meet the requirements for shareholder proposals established by the SEC will not be included. The submission of a shareholder proposal does not guarantee that it will be included in the proxy statement.

FILINGS UNDER SECTION 16(A)

Section 16(a) of the Exchange Act requires the Company’s directors and officers, and persons holding ten percent or more of a registered class of the Company’s equity securities, to file reports regarding their ownership and regarding their acquisitions and dispositions of the Company’s equity securities with the Securities and Exchange Commission. Officers, directors and greater than ten-percent beneficial owners are required by applicable regulations to furnish the Company with copies of any Section 16(a) forms they file.

Based solely on copies of such forms furnished as provided above, or written representations that no Forms 5 were required, the Company believes that during the fiscal year ended June 30, 2025 all Section 16(a) filing requirements applicable to its executive officers, directors, and beneficial owners of more than 5% of its common stock were complied.

VOTING PROCEDURES

Tabulation of the Votes: The votes cast by proxy will be tabulated by Broadridge.

Effect of an Abstention and Broker Non-Votes: A shareholder who abstains from voting on any of or all of the proposals will be included in the number of shareholders present at the meeting for the purpose of determining the presence of a quorum. Abstentions and broker non-votes will not be counted either in favor of or against the election of the nominees or other proposals. Under the rules of the National Association of Securities Dealers, brokers holding stock for the accounts of their clients who have not been given specific voting instructions as to a matter by their clients may vote their client’s proxies in their own discretion.

ANNUAL REPORT ON FORM 10-K

A copy of NetSol’s Annual Report on Form 10-K for the year ended June 30, 2025 which has been filed with the SEC pursuant to the Exchange Act will be furnished to shareholders together with this Proxy Statement. Copies of these reports are available without charge to each shareholder, upon written request to the Investor Relations department at our principal offices at 16000 Ventura Blvd., Suite 770, Encino, CA 91436 or from the Internet on SEC’s Edgar database at www.sec.gov.

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Incorporation by Reference

We incorporate the Annual Report for the fiscal year ended June 30, 2025, the Quarterly Report for the quarter ended September 30, 2025, and the Quarterly Report for the quarter ended December 31, 2025, all of which have been filed with the SEC pursuant to the Exchange Act into this proxy statement by this reference. As stated above, the annual report on form 10-K is being delivered to shareholders together with this Proxy Statement.

OTHER MATTERS

The Board of Directors of the Company does not intend to present any business at the Annual Meeting other than the matters specifically set forth in this Proxy Statement and knows of no other business to come before the Annual Meeting. However, on all matters properly brought before the Annual Meeting by the Board or by others, the persons named as proxies in the accompanying proxy will vote in accordance with their best judgment.

ALL SHAREHOLDERS ARE REQUESTED TO SIGN AND MAIL PROXIES, VOTE VIA TELEPHONE OR VOTE AT THE MEETING

Your attendance at the Annual Meeting is desired whether your holdings are large or small. We encourage shareholders to take an active interest in NetSol and we would appreciate your vote on the proxy card or via phone, or via the Internet or through our proxy solicitor, DF King. If you plan to vote at the Annual Meeting by proxy, please either sign date and mail the enclosed Proxy in the enclosed envelope or by visiting www.proxyvote.com, as soon as possible. Thank you and we look forward to seeing you at the Annual Meeting.

Dated: April 29, 2026

Encino, California

BY ORDER OF THE BOARD OF DIRECTORS

Najeeb Ghauri
Chair and CEO

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